                                                Filed Pursuant to Rule 424(b)(2)
                                                File No. 333-36969
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 20, 1998)
                          $500,000,000 (APPROXIMATE)
                                     LOGO
                         MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-3
$ 20,900,000 (APPROXIMATE) 5.6588%     $178,600,000 (APPROXIMATE) 6.76% CLASS
CLASS A-1                              A-6
$ 28,000,000 (APPROXIMATE)   5.95%     $ 35,000,000 (APPROXIMATE) 6.86% CLASS
CLASS A-2                              M-1
$ 60,000,000 (APPROXIMATE)   6.03%     $ 22,500,000 (APPROXIMATE) 7.29% CLASS
CLASS A-3                              B-1
$ 30,000,000 (APPROXIMATE)   6.10%     $ 20,000,000 (APPROXIMATE) 8.07% CLASS
CLASS A-4                              B-2
$105,000,000 (APPROXIMATE)   6.22%
CLASS A-5

(PRINCIPAL AND INTEREST PAYABLE ON THE 1ST DAY OF EACH MONTH BEGINNING IN JUNE
                                     1998)
                               -----------------
  The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1998-3 (the "Certificates") will represent interests in a trust (the "Trust") consisting of a pool (the "Contract Pool") of manufactured housing installment sale contracts and installment loan agreements (collectively, the "Contracts") and certain related property conveyed by Green Tree Financial Corporation (in such capacity referred to herein as "Green
Tree" or the "Company"). The Company will also act as servicer of the
Contracts (in such capacity referred to herein as the "Servicer"). The Contracts were originated or purchased by the Company in the ordinary course of its business. The term "Approximate," with respect to the aggregate principal amount of the Certificates, means subject to a permitted variance of plus or minus 5%. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated April 20, 1998, attached hereto (the "Prospectus").
                                                       (Continued on next page)
                               -----------------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE ACCOMPANYING PROSPECTUS.

                               -----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE     COMMISSION    OR     ANY     STATE    SECURITIES     COMMISSION
  NOR  HAS THE SECURITIES  AND EXCHANGE COMMISSION  OR ANY STATE  SECURITIES
   COMMISSION  PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS  PROSPECTUS
    SUPPLEMENT OR THE PROSPECTUS. ANY  REPRESENTATION TO THE CONTRARY IS A
     CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                   Underwriting    Proceeds to
                                Price to Public(1)   Discount      Company(2)
--------------------------------------------------------------------------------
Per Class A-1 Certificate.....         100%             .1%           99.9%
--------------------------------------------------------------------------------
Per Class A-2 Certificate.....     99.9915469%          .2%        99.7915469%
--------------------------------------------------------------------------------
Per Class A-3 Certificate.....     99.9838513%          .3%        99.6838513%
--------------------------------------------------------------------------------
Per Class A-4 Certificate.....     99.9866159%          .35%       99.6366159%
--------------------------------------------------------------------------------
Per Class A-5 Certificate.....     99.9589958%          .4%        99.5589958%
--------------------------------------------------------------------------------
Per Class A-6 Certificate.....     99.9263187%          .54%       99.3863187%
--------------------------------------------------------------------------------
Per Class M-1 Certificate.....     99.9564435%          .66%       99.2964435%
--------------------------------------------------------------------------------
Per Class B-1 Certificate.....     99.9823490%          .67%       99.3123490%
--------------------------------------------------------------------------------
Per Class B-2 Certificate.....     99.9321761%          .72%       99.2121761%
--------------------------------------------------------------------------------
Total.........................   $499,776,498.44   $2,272,090.00 $497,504,408.44
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, at the applicable rate from April 28, 1998.
(2) Before deducting expenses, estimated to be $515,000.

                               -----------------

  The Offered Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement system of The Depository Trust Company on or about April 28, 1998 (the "Closing Date").

                               -----------------
MERRILL LYNCH & CO.
                                LEHMAN BROTHERS
                                                           SALOMON SMITH BARNEY
                               -----------------

           The date of this Prospectus Supplement is April 22, 1998

(Continued from previous page)

  The Certificates will consist of six classes of Senior Certificates (the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates (collectively, the "Class A Certificates")) and six classes of Subordinated Certificates (the Class M-1 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3I Certificates, the Class C Subsidiary Certificates and the Class C Master Certificates) (the Class B-1 Certificates and the Class B-2 Certificates are collectively referred to herein as the "Class B Certificates" and the Class C Subsidiary Certificates and the Class C Master Certificates are collectively referenced to herein as the "Class C Certificates"). Only the Class A Certificates, Class M-1 Certificates and Class B Certificates are being offered hereby (together, the "Offered Certificates"). The Class A Certificates will evidence in the aggregate an initial 84.5% (approximate) undivided interest in the Trust. The Class M-1 Certificates will evidence an initial 7.0% (approximate) undivided interest in the Trust, the Class B-1 Certificates will evidence an initial 4.5% (approximate) undivided interest in the Trust, the Class B-2 Certificates will evidence an initial 4.0% (approximate) undivided interest in the Trust, the Class B-3I Certificates will evidence the right to receive certain excess interest distributions, and the Class C Certificates will evidence the residual interest in the Trust. The Trust will be created in April 1998, pursuant to a Pooling and Servicing Agreement between the Company, as Seller and Servicer of the Contracts, and U.S. Bank National Association, as trustee (the "Trustee").

  This Prospectus Supplement contains information regarding Contracts originated through April 13, 1998, which will represent approximately 78% of the Contract Pool (the "Initial Contracts"). The Pooling and Servicing Agreement provides that additional Contracts will be purchased by the Trust on the Closing Date (the "Additional Contracts") and that Contracts representing no more than 25% of the aggregate Contract Pool will be purchased by the Trust no later than June 29, 1998 (the "Subsequent Contracts"). The Pooling and Servicing Agreement provides for a pre-funding account (the "Pre-Funding Account") to provide the Trust with sufficient funds to purchase the Subsequent Contracts. The Trust Property will include, among other things, all rights to receive payments due on and after April 15, 1998 (or the date of origination, if later) for each Contract other than the Subsequent Contracts, and for each Subsequent Contract, the date on which such Contract is purchased by the Trust (the "Cut-off Date"); security interests in the manufactured homes securing the Contracts; all rights under certain hazard insurance policies with respect to the manufactured homes; and rights to amounts in the Certificate Account and the Pre-Funding Account.

  Principal and interest are payable on the 1st day of each month (or, if the 1st day is not a business day, the next business day thereafter) (a "Remittance Date") beginning in June 1998. On each Remittance Date, holders of Class A Certificates, Class M-1 Certificates, Class B-1 Certificates and Class B-2 Certificates will be entitled to receive, from and to the extent of funds available in the Certificate Account, distributions of interest and principal calculated as set forth herein. The rights of the holders of the Class B-2 Certificates, Class B-3I Certificates and Class C Certificates to receive distributions with respect to the Contracts will be subordinated to the rights of the Class M-1 Certificates and the Class B-1 Certificates, the rights of the holders of the Class B Certificates, the Class B-3I Certificates and the Class C Certificates to receive distributions with respect to the Contracts will be subordinated to the rights of the Class A Certificates and the Class M-1 Certificates, and the rights of the holders of the Class M-1 Certificates to receive distributions with respect to the Contracts will be subordinated to the rights of the Class A Certificates, all as described herein.

  The Class B-2 Certificateholders will have the benefit of a limited guarantee (the "Limited Guarantee") of the Company to protect against losses that would otherwise be absorbed by the Class B-2 Certificateholders. To the extent that available funds in the Certificate Account are insufficient to distribute to the holders of the Class B-2 Certificates the Class B-2 Formula Distribution Amount (as described herein), the Company will be obligated to pay the Guarantee Payment (as defined herein). See "Description of the Certificates--Limited Guarantee of the Company" herein.

  Elections will be made to treat the Trust as two separate real estate mortgage investment conduits (the "Master REMIC" and "Subsidiary REMIC") for federal income tax purposes. As described more fully herein, the Offered Certificates and the Class B-3I Certificates will constitute "regular interests" in the Master REMIC, the Class C Subsidiary Certificates will constitute "residual interests" in the Subsidiary REMIC and the Class C Master Certificates will constitute "residual interests" in the Master REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

  The obligations of the Servicer with respect to the Certificates are limited to its contractual servicing obligations. The Company, as Seller of the Contracts, however, will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any representation or warranty that materially adversely affects the Trust's interest in a Contract, the Company will be obligated to repurchase such Contract or substitute another contract therefor.

  The interests of the owners of the Offered Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of the Offered Certificates" herein.

   Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., and Salomon Brothers Inc (the "Underwriters") intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue.

  The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriters or any of their affiliates or the Company, and will be payable only from amounts held in the Trust. See "Risk Factors" herein and in the Prospectus.

  Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates offered hereby. Such transactions may include stabilizing and the purchase of Offered Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

  This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement control.

  FOR 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE COMPANY OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS SUPPLEMENT AND A PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                                ---------------

                  SUMMARY OF TERMS OF THE OFFERED CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them elsewhere in this Prospectus Supplement and in the Prospectus.

Securities Offered...........  The Class A-1 Certificates, Class A-2
                                Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates (collectively, the "Class A Certificates"), the Class M-1 Certificates (the "Class M-1 Certificates"), the Class B-1 Certificates (the "Class B-1 Certificates") and the Class B-2 Certificates (the "Class B-2 Certificates") (collectively referred to herein as the "Class B Certificates") of the Manufactured Housing Contract
                                Senior/Subordinate Pass-Through Certificates,
                                Series 1998-3 (the "Certificates"). The Class A, Class M-1 and Class B Certificates are collectively referred to herein as the "Offered Certificates." The Certificates also include the Class B-3I Certificates and the Class C Certificates, which are not being offered hereby.

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as "Green Tree" or the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer").

Trustee......................  U.S. Bank National Association, St. Paul, Minne-
                                sota (referred to herein as the "Trustee").

Cut-off Date Pool Principal    $500,000,000 (Approximate. Subject to a permit-
 Balance.....................   ted variance of plus or minus 5%).

Original Class A-1 Principal   $20,900,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-2 Principal   $28,000,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-3 Principal   $60,000,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-4 Principal   $30,000,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-5 Principal   $105,000,000 (Approximate. Subject to a permit-
 Balance.....................   ted variance of plus or minus 5%).

Original Class A-6 Principal   $178,600,000 (Approximate. Subject to a permit-
 Balance.....................   ted variance of plus or minus 5%).

Original Class M-1 Principal   $35,000,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class B Principal     $42,500,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class B-1 Principal   $22,500,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class B-2 Principal   $20,000,000 (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).


Class A-1 Remittance Rate....  5.6588% per annum, computed on the basis of the actual number of days elapsed from and includ-ing the most recent Remittance Date to but ex-cluding the current Remittance Date and a 360-day year.

Class A-2 Remittance Rate....  5.95% per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-3 Remittance Rate....  6.03% per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-4 Remittance Rate....  6.10% per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-5 Remittance Rate....  6.22% per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-6 Remittance Rate....  6.76% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.

Class M-1 Remittance Rate....  6.86% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.

Class B-1 Remittance Rate....  7.29% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.

Class B-2 Remittance Rate....  8.07% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.

Remittance Date..............  The 1st day of each month (or if such 1st day is not a business day, the next succeeding
                                business day), commencing on June 1, 1998.

Record Date..................  The business day immediately preceding the re-
                                lated Remittance Date.

Cut-off Date.................  April 15, 1998 (or the date of origination of the Contract, if later) for each Contract other than the Subsequent Contracts, and for each Subsequent Contract, the date on which the Sub-sequent Contract is purchased by the Trust.

Agreement....................  The Pooling and Servicing Agreement, dated as of
                                April 1, 1998 (the "Agreement"), between the
                                Company, as Seller and Servicer, and the Trust-ee.

Description of                 The Class A Certificates are Senior Certificates
 Certificates................   and the Class M-1 Certificates, Class B-1 Cer-
                                tificates, Class B-2 Certificates, Class B-3I
                                Certificates and Class C Certificates are Sub-ordinated Certificates, all as described here-in. The Class B-3I Certificates and Class C
                                Certificates are not being offered hereby. The undivided percentage interest of any Class A
                                Certificate, Class M-1 Certificate or Class B
                                Certificate in the distributions to the holder of such Certificate (the "Percentage Interest") will be equal to the percentage obtained from dividing the denomination specified on such Certificate by the Original Class A-1 Principal
                                Balance, the Original Class A-2 Principal Bal-ance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the
                                Original Class A-5 Principal Balance, the Orig-inal Class A-6 Principal Balance, the Original
                                Class M-1 Principal Balance, the Original Class
                                B-1 Principal Balance or the Original Class B-2
                                Principal Balance, as appropriate. The Offered
                                Certificates will be offered in registered form, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                               The Class A-1 Certificates will have a final ma-
                                turity of May 1, 1999.

Distributions................  Certificateholders will be entitled to receive on each Remittance Date commencing in June
                                1998, to the extent that the Amount Available in the Certificate Account (together with, in the case of the Class B-2 Certificates, the Guarantee Payment, as described below) is suf-ficient therefor, distributions allocable to interest and principal, as described herein. Distributions will be made on each Remittance Date to holders of record of the Certificates on the related Record Date, except that the fi-nal distribution in respect of the Certificates will be made only upon presentation and surren-der of the Certificates at the office or agency appointed by the Trustee for that purpose in St. Paul, Minnesota. The Amount Available on each Remittance Date generally includes (i) payments on the Contracts due and received dur-ing the related Due Period (as defined below),
                                (ii) prepayments and other unscheduled collec-tions received during the related Due Period, and (iii) all collections of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and in-cluding the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance
                                Date), minus (iv) with respect to all Remit-tance Dates other than the Remittance Date in June 1998, all collections in respect of prin-cipal on the Contracts received during the re-lated Due Period up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the prior month).

                               The "Due Period" with respect to any Remittance
                                Date is the period from and including the 15th day of the second month preceding such Remit-tance Date, to and including the 14th day of the month immediately preceding such Remittance Date. With respect to the Remittance Date in June 1998, the Due Period shall be the period from and including April 15, 1998 to and in-cluding May 14, 1998.

                               The Amount Available in the Certificate Account
                                with respect to any Distribution Date will be applied first to the distribution of interest on the Certificates, and then to the distribu-tion of principal on the Certificates, in the manner and order of priority described below.

A.Interest on the Class A,
     Class M-1 and Class B-1
     Certificates............
                               Interest will be distributable first to each
                                Class of Class A Certificates concurrently, then to the Class M-1 Certificates and then to the Class B-1 Certificates. Interest on the outstanding Class A Principal Balance, Class M-1 Adjusted Principal Balance, and Class B-1 Ad-justed Principal Balance, as applicable, will accrue from April 28, 1998, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Re-mittance Date. The "Principal Balance" of a Class of Class A Certificates as of any Remit-tance Date is the Original Principal Balance of such Class less all amounts previously distrib-uted on account of principal of such Class. The "Class A Principal Balance" as of any Remit-tance Date is the sum of the Class A-1 Princi-pal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Bal-ance and the Class A-6 Principal Balance. The "Class M-1 Principal Balance" as of any Remit-tance Date is the Original Class M-1 Principal Balance less all amounts previously distributed on account of principal of the Class M-1 Cer-tificates. The "Class M-1 Adjusted Principal Balance" as of any Remittance Date is the Class M-1 Principal Balance less any Class M-1 Liqui-dation Loss Amount (described under "Losses on Liquidated Contracts"). The "Class B-1 Princi-pal Balance" as of any Remittance Date is the Original Class B-1 Principal Balance less all amounts previously distributed on account of principal of the Class B-1 Certificates. The "Class B-1 Adjusted Principal Balance" as of any Remittance Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Amount (described under "Losses on Liquidated Contracts").

                               In the event that, on a particular Remittance
                                Date, the Amount Available in the Certificate Account, after payment of interest on each Class of Certificates that is senior to such Class of Certificates, is not sufficient to make a full distribution of interest to the holders of such Class of Certificates (the Class A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accor-dance with their respective entitlements to in-terest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the applicable Remittance Rate, to the extent legally permis-sible. See "Description of the Certificates."

B.Principal on the Class A,
     Class M-1 and Class B-1
     Certificates............
                               The Class A, Class M-1 and Class B-1 Certifi-
                                cates will be entitled to receive on each Re-mittance Date as distributions of principal, in the order of priority set forth below and to the extent of the Amount Available in the Cer-tificate Account after payment of all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, an amount equal to the Class A Percentage, the Class M-1 Per-centage or the Class B Percentage, as applica-ble, of the sum (such sum being hereinafter re-ferred to as the "Formula Principal Distribu-tion Amount") of (i) all scheduled payments of principal due on each outstanding Contract dur-ing the related Due Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Contract's amortiza-tion schedule as a result of a bankruptcy or a similar proceeding involving the related Obli-
                                gor), (ii) the Scheduled Principal Balance (as defined below) of each Contract which, during the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Principal Prepay-ments applied and all Principal Prepayments in Full received during the related Due Period,
                                (iv) the Scheduled Principal Balance (as de-fined below) of each Contract that became a Liquidated Contract (as defined below) during the related Due Period, plus the amount of any reduction in the outstanding principal balance of a Contract during the related Due Period or-dered as the result of a bankruptcy or similar proceeding involving the related Obligor, (v) without duplication of the foregoing, all col-lections in respect of principal on the Con-tracts received during the Due Period in which such Remittance Date occurs up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance Date), minus (vi) with respect to all Remittance Dates other than the Remittance Date in June 1998, the amount included in the Formula Principal Distribution Amount for the preceding Remit-tance Date by virtue of clause (v) of the defi-nition of Formula Principal Distribution Amount, plus, (vii) with respect to the Remit-tance Date in May 1999, the amount, if any, by which the Class A-1 Principal Balance as of such Remittance Date exceeds the sum on such Remittance Date of the amounts described in clauses (i) through (vi) above; minus (viii) with respect to the Remittance Date in June 1999, the amount, if any, distributed in respect of prin-cipal on the Class A-1 Certificates on the Re-mittance Date in May 1999 pursuant to clause
                                (vii) above.

                               The Class A Percentage for any Remittance Date
                                will equal a fraction, expressed as a percent-age, the numerator of which is the Class A Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance and (ii) if the Class M-1 Distribution Test (as defined below) is satisfied on such Remittance Date, the Class M-1 Principal Balance, otherwise zero, and
                                (iii) if the Class B Distribution Test (as de-fined below) is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

                               The Scheduled Principal Balance of a Contract
                                for any Due Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that Due Period. The Pool Scheduled Principal Balance is the aggregate of the Scheduled Prin-cipal Balances of Contracts outstanding at the end of a Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the manufactured home securing such Contract (the "Manufactured Home") have been received.

                               The Class A Percentage of the Formula Principal
                                Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on the Class A, Class M-1 and Class B-1 Certificates, as follows: first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been re-duced to zero, then to the Class A-3 Certificateholders until the Class A-3 Princi-pal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero, then to the Class A-5 Certificateholders until the Class A-5 Principal Balance has been reduced to zero, and then to the Class A-6 Certificateholders until the Class A-6 Princi-pal Balance has been reduced to zero.

                               The Class M-1 Certificateholders will be enti-
                                tled to receive principal on each Remittance
                                Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied. See "Descrip-tion of Certificates--Class M-1 Principal."

                               The Class M-1 Percentage for any Remittance Date
                                will equal (a) zero, if the Class A Principal Balance has not yet been reduced to zero and the Class M-1 Distribution Test is not satis-fied or (b) a fraction, expressed as a percent-age, the numerator of which is the Class M-1 Principal Balance as of such Remittance

                                Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any,
                                (ii) the Class M-1 Principal Balance and (iii) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remit-tance Date.

                               The Class M-1 Distribution Test will be satis-
                                fied if each of the following tests is satis-fied: (i) the Remittance Date occurs in or af-ter June 2002; (ii) the Average Sixty-Day De-linquency Ratio Test (as defined in the Agree-ment) as of such Remittance Date must not ex-ceed 3.5%; (iii) the Average Thirty-Day Delin-quency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 5.5%; (iv) Cumulative Realized Losses (as de-fined in the Agreement) as of such Remittance Date must not exceed a certain specified per-centage of the Cut-off Date Pool Principal Bal-ance, depending on the year in which such Re-mittance Date occurs; (v) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.25%; and
                                (vi) the sum of the Class M-1 Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date must be equal to or greater than 23.25%.

                               On each Remittance Date on which the Class M-1
                                Certificateholders are entitled to receive principal, the Class M-1 Percentage of the For-mula Principal Distribution Amount will be dis-tributed to the Class M-1 Certificateholders to the extent of the remaining Amount Available after distribution of all interest due on the Class A, Class M-1 and Class B-1 Certificates and all principal then due on the Class A Cer-tificates, until the Class M-1 Principal Bal-ance has been reduced to zero.

                               The Class B-1 Certificateholders will be enti-
                                tled to receive principal on each Remittance
                                Date on which (i) the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero or (ii) the Class B Distribu-tion Test is satisfied. See "Description of the Certificates--Class B-1 Principal."

                               The Class B Percentage for any Remittance Date
                                will equal (a) zero, if the Class A Principal Balance and the Class M-1 Principal Balance have not yet been reduced to zero and the Class M-1 Distribution Test and the Class B Distribu-tion Test are not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, and (iii) the Class B Princi-pal Balance, all as of such Remittance Date.

                               The Class B Distribution Test will be satisfied
                                if each of the following tests is satisfied:
                                (i) the Remittance Date occurs in or after June 2002; (ii) the Average Sixty-Day Delinquency Ratio

                                Test (as defined in the Agreement) as of such Remittance Date must not exceed 3.5%; (iii) the Average Thirty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 5.5%; (iv) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (v) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.25%; (vi) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remit-tance Date must be equal to or greater than 12.75%; and (vii) the Class B Principal Balance must not be less than $10,000,000.

                               On each Remittance Date on which the Class B-1
                                Certificateholders are entitled to receive principal, the Class B Percentage of the For-mula Principal Distribution Amount will be dis-tributed to the Class B-1 Certificateholders to the extent of the remaining Amount Available after distribution of all principal then due on the Class M-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero.

C.Class B-2 Interest.........  Interest on the outstanding Class B-2 Principal
                                Balance will accrue from April 28, 1998, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date.

                               To the extent of (i) the remaining Amount Avail-
                                able, if any, for a Remittance Date after pay-ment of all interest and principal then payable on the Class A, Class M-1 and Class B-1 Certif-icates, and (ii) the Guarantee Payment, if any, for such date, interest will be paid to the Class B-2 Certificateholders on such Remittance Date at the Class B-2 Remittance Rate on the then outstanding Class B-2 Principal Balance. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less all amounts previously distributed to the Class B-2 Certificateholders (including any Guarantee Payments) on account of principal.

                               In the event that, on a particular Remittance
                                Date, the remaining Amount Available in the Certificate Account plus any amounts actually paid under the Limited Guarantee are not suffi-cient to make a full distribution of interest to the Class B-2 Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 Certificateholders are entitled to receive on the next Remittance Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Remittance Rate. See "Descrip-tion of the Certificates--Class B-2 Interest."

D.Class B-2 Principal........  Except for payments of the Class B-2 Liquidation
                                Loss Amount (as described below), the Class B-2 Certificateholders will be enti-tled to receive principal on each Remittance Date on which (i) the Class B-1 Principal Bal-ance has been reduced to zero (the "Class B-1 Cross-over Date") and (ii) the Class B Distri-bution Test is satisfied; provided, however, that if the Class A Principal Balance, the Class M-1 Principal Balance and the Class B-1 Principal Balance have been reduced to zero, the Class B-2 Certificateholders will neverthe-less be entitled to receive principal. See "De-scription of the Certificates--Class B-2 Prin-cipal."

                               The Class B Percentage for any Remittance Date
                                will equal (a) zero, if the Class A Principal Balance and the Class M-1 Principal Balance have not yet been reduced to zero and the Class B Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numer-ator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Princi-pal Balance, if any, and (ii) the Class M-1 Principal Balance, if any, and (iii) the Class B Principal Balance, all as of such Remittance Date.

                               On each Remittance Date on which the Class B-2
                                Certificateholders are entitled to receive principal, the Class B Percentage of the For-mula Principal Distribution Amount will be dis-tributed, to the extent of the remaining Amount Available after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Princi-pal Balance has been reduced to zero. The Com-pany will be obligated under the Limited Guar-antee to pay the amount, if any, by which the Class B Percentage of the Formula Principal Distribution Amount for such Remittance Date exceeds the remaining Amount Available after payment of interest on the Class B-2 Certifi-cates.

                               On each Remittance Date, the Class B-2
                                Certificateholders will be entitled to receive, pursuant to the Limited Guarantee, any Class B-2 Liquidation Loss Amount for such Remittance Date (described under "Losses on Liquidated Contracts").

Subordination of Class M-1,
 Class B, Class B-3I and
 Class C Certificates........
                               The rights of the holders of the Class M-1 Cer-
                                tificates, Class B Certificates, Class B-3I
                                Certificates and Class C Certificates to re-ceive distributions with respect to the Con-tracts in the Trust will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the like-lihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders pro-tection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class A Certificates by means of the subordina-tion of the Class M-1, Class B, Class B-3I and Class C Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive on any Remittance Date the amount of interest due on the Class A Cer-tificates, including any interest due on a prior Remittance Date but not received, prior to any distribution being made on a Remittance Date in respect of interest on the Class M-1, Class B and Class B-3I Certificates.

                               Thereafter, any remaining Amount Available in
                                the Certificate Account will be applied to the payment of interest due on the Class M-1 Cer-tificates (other than any Class M-1 Liquidation Loss Interest Amount, as described under "Losses on Liquidated Contracts") and then to the payment of interest due on the Class B-1 Certificates (other than any Class B-1 Liquida-tion Loss Interest Amount, as described under "Losses on Liquidated Contracts").

                               After payment of all interest due on the Class
                                A, Class M-1 and Class B-1 Certificates, any remaining Amount Available will be distributed in the following order of priority: first, the Class A Percentage of the Formula Principal Distribution Amount will be distributed to the Class A Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class M-1 Percentage of the For-mula Principal Distribution Amount plus any un-paid Class M-1 Liquidation Loss Interest Amount will be distributed to the Class M-1 Certificateholders; then, to the extent the re-maining Amount Available is sufficient there-for, the Class B Percentage of the Formula Principal Distribution Amount plus any unpaid Class B-1 Liquidation Loss Interest Amount will be distributed to the Class B-1 Certificateholders. After distribution of all interest and principal then payable on the Class A, Class M-1 and Class B-1 Certificates, the Class B-2 Certificateholders will be enti-tled to distribution of all interest and prin-cipal then payable on the Class B-2 Certifi-cates. See "Description of the Certificates-- Subordination of Class M-1 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates."

                               The rights of the holders of the Class B-2,
                                Class B-3I and Class C Certificates to receive distributions with respect to the Contracts will be subordinated in the same manner to such rights of the holders of the Class A Certifi-cates, Class M-1 Certificates and Class B-1 Certificates. If a Class B-2 Liquidation Loss Amount is realized for any Remittance Date and the Company fails to pay such amount pursuant to its Limited Guarantee, the Class B-2 Certificateholders may incur losses on their investment in the Class B-2 Certificates to the extent such losses are not made up from future payments on the Contracts or the Limited Guar-antee.

                               The rights of the holders of the Class B-3I and
                                Class C Certificates to receive distributions with respect to the Contracts on each Remit-tance Date will be subordinated to the rights of the holders of the Class A Certificates, Class M-1 Certificates, Class B-1 Certificates and Class B-2 Certificates. See "Description of the

                                Certificates--Subordination of Class M-1 Cer-tificates, Class B Certificates, Class B-3I Certificates and Class C Certificates."

Guarantee Payments to Class
 B-2 Certificateholders
 under the Limited Guarantee
 of the Company..............
                               In order to mitigate the effect of the subordi-
                                nation of the Class B-2 Certificates and liqui-dation losses and delinquencies on the Con-tracts, the Class B-2 Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guarantee Payment, if any, under the Limited Guarantee of the Company. Prior to the Class B-1 Cross-over Date, or on any Remittance Date on or after the Class B-1 Cross-over Date on which any Class B Distribu-tion Test is not satisfied (unless the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero), the Guaran-tee Payment will equal the amount, if any, by which (a) the Class B-2 Formula Distribution Amount (which will be equal to accrued and un-paid interest on the Class B-2 Certificates for such Remittance Date plus the Class B-2 Liqui-dation Loss Amount, if any) exceeds (b) the Class B-2 Distribution Amount for such Remit-tance Date. On each Remittance Date on or after the Class B-1 Cross-over Date on which each Class B Distribution Test is satisfied (or on which the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (a) the Class B-2 For-mula Distribution Amount (which will include both interest and principal and the Class B-2 Liquidation Loss Amount, if any) exceeds (b) the remaining Amount Available for such Remit-tance Date.

                               The Limited Guarantee will be an unsecured gen-
                                eral obligation of the Company and will not be supported by any letter of credit or other en-hancement arrangement. The ratings assigned to the Class B-2 Certificates may be affected by the ratings of the Company's debt securities. The Company's senior debt securities were re-cently downgraded by Standard and Poor's Rating Services, a division of The McGraw-Hill Compa-nies, Inc. ("S&P") to "BBB-" and by Fitch IBCA, Inc. ("Fitch") to "BBB", which has been re-flected in the ratings assigned to the Class B-2 Certificates. See "Summary of the Terms of the Offered Certificates--Rating" and "Green Tree Financial Corporation--Recent Develop-ments."

Losses on Liquidated           As described above, the distribution of princi-
 Contracts...................   pal to the Class A, the Class M-1, and the
                                Class B-1 Certificateholders is intended to in-clude the Class A Percentage, the Class M-1
                                Percentage and the Class B Percentage, respec-tively, of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Due Period. If the Net Liq-uidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed by the Class B-3I
                                Certificateholders, then
                                the Monthly Servicing Fee (so long as Green
                                Tree is the Servicer), then the Class B-2
                                Certificateholders, then the Class B-1
                                Certificateholders and then the Class M-1
                                Certificateholders, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders.

                               If the Amount Available is not sufficient to
                                cover the entire amount of principal distribut-able to the Class A Certificateholders or the Class M-1 Certificateholders on a particular Remittance Date, then the amount distributable to the Class A Certificateholders or the Class M-1 Certificateholders, as applicable, will be increased on future Remittance Dates by the amount of such deficiency. To the extent such deficiency is not covered by future collections or is not absorbed by the Class B-3I Certificateholders or the Monthly Servicing Fee (so long as Green Tree is the Servicer), the Class B Certificateholders will absorb such de-ficiencies. If the Amount Available is suffi-cient to cover the entire amount of principal distributable to the Class A Certificateholders and the Class M-1 Certificateholders on a par-ticular Remittance Date but is not sufficient to cover the entire amount of principal dis-tributable to the Class B-1 Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-1 Certificateholders are entitled to receive on the next Remittance Date.

                               In the event the Amount Available in the Certif-
                                icate Account for any Remittance Date is insuf-ficient to distribute the full Formula Princi-pal Distribution Amount for such Remittance Date to the Certificateholders, the aggregate outstanding Principal Balance of the Certifi-cates will be greater than the Pool Scheduled Principal Balance for such Remittance Date. In such event, the amount of such deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 Certificates (the "Class B-2 Liquidation Loss Amount"), and Green Tree would be obligated to pay the amount of such Class B-2 Liquidation Loss Amount to the Class B-2 Certificateholders pursuant to the Limited Guarantee. If on any Remittance Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance and the Class B-1 Principal Balance were equal to the Pool Scheduled Prin-cipal Balance, no further Liquidation Loss Amounts could be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 Adjusted Principal Balance were re-duced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Amount"). Any such Liquidation Loss Amounts would be reduced on subsequent Remittance Dates to the extent that the Amount Available in the Certificate Account on such Remittance Dates is sufficient to per-mit the distribution of principal due on the Certificates on prior Remittance Dates but not paid.

                                In the event the Adjusted Principal Balance of a Class of Certificates were reduced by a Liq-uidation Loss Amount, interest accruing on such Class would be calculated on the reduced Ad-justed Principal Balance of such Class. The in-terest accruing on such Class's Liquidation Loss Amount each month (such Class's "Liquida-tion Loss Interest Amount"), plus interest at the applicable Certificate Rate on any Liquida-tion Loss Interest Amount due on a prior Remit-tance Date but not paid, would be paid to the Certificateholders of such Class from the Amount Available after distribution of princi-pal on such Class but prior to any distribution of principal on a subordinate Class. See "De-scription of the Certificates--Losses on Liqui-dated Contracts."

                               But for the effect of the subordination of the
                                Class B, Class B-3I and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as Green Tree is the Servicer), the Class M-1 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liqui-dation Proceeds are less than its unpaid prin-cipal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. See "Description of the Certificates--Subordination of Class M-1 Certificates, Class B Certifi-cates, Class B-3I Certificates and Class C Cer-tificates" and "Yield and Prepayment Considera-tions."

                               But for the effect of the subordination of the
                                Class B-2, Class B-3I and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as Green Tree is the Servicer), the Class B-1 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liqui-dation Proceeds are less than its unpaid prin-cipal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee and (ii) all delinquent payments on the Con-tracts. See "Description of the Certificates-- Subordination of Class M-1 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates" and "Yield and Prepayment Considerations."

                               But for the payments under the Limited Guarantee
                                described above, the subordination of the Class B-3I and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as Green Tree is the Servicer), the Class B-2 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee and (ii) all de-linquent payments on the Contracts. See "De-scription of the Certificates--Subordination of Class M-1 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certifi-cates" and "Yield and Prepayment Considera-tions."

Capitalized Interest           Because payments received with respect to inter-
 Account.....................   est on the Contracts may be insufficient to
                                cover payments of interest on the Certificates on the Remittance Date in June 1998, an account
                                (the "Capitalized Interest Account") will be established on the Closing Date with a deposit of an amount approved by the Rating Agencies.
                                If collections on the Contracts are insuffi-cient to make a full distribution of interest on the Offered Certificates (other than the Class B-2 Certificates) on the Remittance Date in June 1998, the Trustee will withdraw the amount of any such shortfall from the Capital-ized Interest Account and deposit such amount in the Certificate Account. Any funds remaining on deposit in the Capitalized Interest Account after the distribution to Certificateholders in June 1998 will be released to a subsidiary of the Company.

Optional Repurchase of the
 Contracts by the Servicer
 or the Company..............
                               At its option either the Servicer or the Company
                                may repurchase from the Trust all remaining
                                Contracts, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Prin-cipal Balance. See "Description of the Certifi-cates--Repurchase Option."

The Contracts................  Fixed rate manufactured housing installment sale contracts and installment loan agreements (ex-cept for a limited number of step-up rate Con-tracts, as described under "The Contract Pool" herein) including any and all rights to receive payments due thereunder on and after the Cut-off Date and either (i) security interests in the Manufactured Homes purchased with the pro-ceeds of such Contracts or (ii) with respect to certain of the Contracts ("Land-and-Home Con-tracts"), liens on the real estate to which the related Manufactured Homes are deemed perma-nently affixed. The Contracts will be selected by the Company from its portfolio of manufac-tured housing contracts based on the criteria specified in the Agreement. This Prospectus Supplement contains information regarding the Initial Contracts, which will represent approx-imately 78% of the Contract Pool. All of the Initial Contracts are conventional contracts, meaning they are not FHA-insured or VA-guaran-teed. The Obligors on the Initial Contracts were located in 48 states and one customer had a billing address in Canada. The fixed contrac-tual rate of interest (the "Contract Rate") on the Initial Contracts ranged from 4.74% to 18.00% with a weighted average of approximately 9.47%. The Initial Contracts had a weighted av-erage original term to scheduled maturity of 306 months, and a weighted average remaining term to scheduled maturity, as of the Cut-off Date, of 305 months. The expected final sched-uled payment date on the Initial Contract with the latest maturity is in January 2029. The Agreement provides that additional contracts will be purchased by the Trust on the Closing Date (the "Additional Contracts") and that Con-tracts representing no more than 25% of the aggregate Contract Pool will be purchased by the Trust no later than June 29, 1998 (the "Subsequent Contracts"). See "The Contract Pool."

Pre-Funding Account..........  On the Closing Date, the Company will deposit an amount (as reduced from time to time, the "Pre-Funded Amount") in the Pre-Funding Account to provide the Trust with sufficient funds to pur-chase the Subsequent Contracts. The Pre-Funded Amount will initially equal the difference be-tween $500,000,000 and the aggregate principal balance as of the Cut-Off Date of the Initial and Additional Contracts. Any income earned on amounts on deposit in the Pre-Funding Account will be taxable to the Company. See "Yield and Prepayment Considerations" and "Description of the Certificates--Conveyance of Subsequent Con-tracts and Pre-Funding Account" herein.

Mandatory Prepayments on the
 Class A-1 Certificates......
                               The Class A-1 Certificates will be prepaid in
                                part on the first Payment Date after the Pre-Funding Period (in no event later than July 1,
                                1998) in the event that any Pre-Funded Amount remains in the Pre-Funding Account on such Pay-ment Date. Any amounts remaining which have not been used to purchase Subsequent Contracts will be paid to the Class A-1 Certificateholders. The Company believes that the principal amount of the Subsequent Contracts to be purchased by the Trust will require the application of sub-stantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1 Certificateholders will receive some prepayment of principal. See "Yield and Prepayment Consid-erations" herein.

Security Interests and
 Certain Other Aspects of
 the Contracts; Repurchase
 or Substitution
 Obligations.................
                               In connection with the transfer of the Contracts
                                to the Trust, the Company will assign the secu-rity interests in the Manufactured Homes or (with respect to the Land-and-Home Contracts) the liens on the underlying real property, as appropriate, to the Trust. Under the laws of most states, Manufactured Homes that have not been affixed to the real estate constitute per-sonal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commer-cial Code. If the Manufactured Home were relo-cated to another state without reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were made that the security in-terest was subject to real estate title and re-cording laws, or as a result of fraud or negli-gence, the Trust could lose its prior perfected security interest in a Manufactured Home. Sub-ject to the effect of not amending certificates of title as discussed under

                                "Risk Factors--Security Interests and Certain Other Aspects of the Contracts" in the Prospec-tus, the Servicer will take such steps as are necessary to maintain perfection of the secu-rity interest in each Manufactured Home. The Company will not record the assignment to the Trustee of the mortgages or deeds of trust se-curing the Land-and-Home Contracts, because of the expense and administrative inconvenience involved. Consequently, in some states in the absence of such recordation, the assignment to the Trustee of the mortgage or deed of trust securing a Land-and-Home Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company. Federal and state consumer protec-tion laws impose requirements upon creditors in connection with extensions of credit and col-lections on installment sale or loan contracts, and certain of these laws make an assignee of such a contract, such as the Trust, liable to the obligor thereon for any violation by the lender. The Company has agreed to repurchase, or, at its option, to substitute another con-tract for, any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such contract, or as to which a breach of federal or state laws ex-ist if such breach materially adversely affects the Trust's interest in the Contract, unless such failure or breach has been cured within 90 days from notice of such breach. See "Risk Fac-tors--Security Interests and Certain Other As-pects of the Contracts" in the Prospectus.

Certain Federal Income Tax
 Consequences................
                               For federal income tax purposes, the Trust will
                                be treated as two separate asset pools (the
                                "Master REMIC" and the "Subsidiary REMIC"), each of which will be treated as a real estate mortgage investment conduit ("REMIC"). The Class A Certificates, the Class M-1 Certifi-cates, the Class B Certificates and the Class B-3I Certificates will constitute "regular in-terests" in the Master REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class C Master Certificates and Class C Subsidiary Certificates will constitute "resid-ual interests" in the Master REMIC and the Sub-sidiary REMIC, respectively. The holders of the Offered Certificates will be required to in-clude in income interest on such Certificates (including any original issue discount) in ac-cordance with the accrual method of accounting. See "Certain Federal Income Tax Consequences" in the Prospectus.

Money Market Eligibility.....  The Class A-1 Certificates will be eligible se-
                                curities for purchase by money market funds un-der Rule 2a-7 under the Investment Company Act of 1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 Certificates under Rule 2a-7 and the fund's investment policies and objectives.

ERISA Considerations.........  Subject to the conditions described herein, the
                                Class A Certificates may be purchased by em-ployee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of a Class M-1 Certificate or a Class B Certificate will be permitted to be made to any employee benefit plan subject to ERISA or to the Inter-nal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel de-scribed under "ERISA Considerations" is deliv-ered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment               The Class A Certificates and the Class M-1 Cer-
 Considerations..............   tificates offered hereby will not constitute
                                "mortgage related securities" under the Second-ary Mortgage Market Enhancement Act of 1984
                                ("SMMEA") until such time as the Pre-Funded
                                Amount is reduced to zero. At such time, the Class A Certificates and the Class M-1 Certifi-cates will be "legal investments" for certain types of institutional investors to the extent provided in that Act.

                               Because the Class B Certificates will not be
                                rated in one of its two highest rating catego-ries by S&P or Fitch, the Class B Certificates will not constitute "mortgage related securi-ties" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in more highly rated securities based on first mortgage loans may not be legally authorized to invest in the Class B Certificates. See "Legal Investment Considerations" herein and in the Prospectus. No representations are made as to any regulatory requirements or considerations (including without limitation regulatory capi-tal requirements) applicable to the purchase of Class B Certificates by banks, savings and loan associations or other financial institutions, which institutions should consult their own counsel as to such matters.

Rating.......................  It is a condition to the issuance of the Class
                                A-1 Certificates that they be rated "A-1+" by S&P and "F-1+" by Fitch. It is a condition to the issuance of the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates that they be rated "AAA" by S&P and "AAA" by Fitch. It is a condition to the issuance of the Class M-1 Certificates that they be rated at least "AA" by S&P and "AA-" by Fitch. It is a condition to the issuance of the Class B-1 Cer-tificates that they be rated at least "BBB+" by S&P and "BBB+" by Fitch. It is a condition to the issuance of the Class B-2 Certificates that they be rated at least "BBB-" by S&P and "BBB" by Fitch. The rating of each Class of Offered Certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each Class of the Offered Certificates by Fitch addresses the likelihood of timely payment of interest and ultimate payment of principal on the Offered Certificates. A security rating is not a recom-mendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The ratings of the Class B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Limited Guarantee. Any re-duction in S&P's or Fitch's ratings of the Com-pany's debt securities may result in a similar reduction in the ratings of the Class B-2 Cer-tificates. The Company's senior debt securities were recently downgraded by S&P to "BBB-" and by Fitch to "BBB."

Registration of the Offered    Each Class of the Offered Certificates initially
 Certificates................   will be represented by one or more certificates
                                registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company
                                ("DTC"), and will only be available in the form of book-entries on the records of DTC and par-ticipating members thereof. Certificates repre-senting the Offered Certificates will be issued in definitive form only under the limited cir-cumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "De-scription of the Certificates--Registration of the Offered Certificates" herein and "Descrip-tion of the Certificates--Global Certificates" in the Prospectus.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Class A, Class M-1 or Class B
Certificates, as appropriate:

  1. General. An investment in the Class A, Class M-1 or Class B Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of manufactured housing installment sale contracts. See "The Trust Fund--The Contract Pools" in the Prospectus. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate the protection against loss afforded to the Class A Certificates and the Class M-1 Certificates by the subordination of the Class B, Class B-3I and the Class C Certificates. If such protection is eliminated, the Class A Certificateholders and the Class M-1 Certificateholders will bear the risk of losses on the Contracts. See "Description of the Certificates-- Subordination of Class M-1 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates." With respect to the Class B-1 Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the amounts otherwise distributable to the Class B-2, Class B-3I and Class C Certificateholders. If such protection is eliminated, the Class B-1 Certificateholders will bear the risk of losses on the Contracts. With respect to the Class B-2 Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the amounts otherwise distributable to the Company, the Class B-3I Certificateholders and the Class C Certificateholders. If such protection is eliminated and the Company fails to make payments as required under the Limited Guarantee, the Class B-2 Certificateholders will bear the risk of losses on the Contracts.

  2. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Offered Certificates. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

  3. Limited Liquidity. The Class A Certificates and the Class M-1 Certificates offered hereby will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until such time as the Pre-Funded Amount is reduced to zero. At such time, the Class A Certificates and the Class M-1 Certificates will be "legal investments" for certain types of institutional investors to the extent provided in that Act. The Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Class B Certificates, limiting the market for such securities.

  4. Distributions of Principal. The yield to maturity on the Class B Certificates will be affected by the rate at which Contracts become Liquidated Contracts and the severity of ensuing losses on such Liquidated Contracts and the timing thereof. For any Remittance Date on which (i) the Class A Principal Balance and Class M-1 Principal Balance have not been reduced to zero and (ii) the Class M-1 Distribution Test and the Class B Distribution Test are not satisfied, the Class A or Class M-1 Certificateholders will receive all payments of principal that are made on the Contracts. It is not possible to predict the timing of the occurrence of any Remittance Date on which the Class M-1 Distribution Test and the Class B Distribution Test will be satisfied or of the Remittance Date, if any, on which the Class A Principal Balance and the Class M-1 Principal Balance will be reduced to zero, which occurrences will be affected by the rate of voluntary principal prepayments in addition to prepayments due to default and subsequent liquidation. Prepayments on Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield and Prepayment Considerations" herein and

   "Maturity and Prepayment Considerations" in the Prospectus. In addition, the timing of distributions of principal on the Class B Certificates will be dependent on the satisfaction of the Class B Distribution Tests relating to losses and delinquencies on the Contracts and the outstanding amount of the Class B Principal Balance. See "Description of the Certificates--Class B-1 Principal" herein.

  5. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes securing the Contracts or may limit the amount realized to less than the amount due. See "Risk Factors" in the Prospectus.

  6. Bankruptcy. The bankruptcy of the Company could have certain consequences for the Certificateholders. See "Risk Factors" in the Prospectus.

                         STRUCTURE OF THE TRANSACTION

  The Company will establish the Trust and transfer the Contracts and related rights to the Trust pursuant to the Agreement. The Certificates represent fractional undivided interests in the Trust, the corpus of which will consist of the Contracts (including all rights to receive payments due on and after April 15, 1998 (or the date of origination, if later) for each Contract other than the Subsequent Contracts, and for each Subsequent Contract, the date on which such Contract is purchased by the Trust (the "Cut-off Date") and security interests in the Manufactured Homes securing such Contracts), rights under certain hazard insurance policies with respect to the Manufactured Homes, amounts held for the Trust in the Certificate Account (as defined below) and additional accounts, if any, and all proceeds in any way derived from any of the foregoing. The Company will also service the Contracts for the Trust. Except for the Land-and-Home Contracts, the Contracts will be held by the Company on behalf of the Trustee. First Trust National Association will act as custodian to hold the documents relating to all Land-and-Home Contracts.

  Payments by Obligors will be deposited in a separate Eligible Account maintained in the name of the Trustee (the "Certificate Account") no later than one Business Day after receipt. Certain payments deposited in the Certificate Account will be applied on the 1st day of each month (or, if such day is not a Business Day, the next succeeding business day) (a "Remittance Date") to make the distributions to Certificateholders described under "Description of the Certificates--Distributions" and to pay certain monthly fees to the Company as compensation for servicing the Contracts. The Company, in its capacity as Servicer of the Contracts, and any successor servicer are referred to herein as the "Servicer."

  The Company's conveyance of the Contracts to the Trust is without recourse, except for certain warranties made by the Company in the Agreement and certain indemnities by the Servicer described under "Description of the Certificates-- Indemnification" in the Prospectus.

                               THE CONTRACT POOL

  This Prospectus Supplement contains information regarding the Initial Contracts, which consist of manufactured housing installment sale contracts and installment loan agreements originated through April 13, 1998. The information for each Initial Contract, which collectively will represent approximately 78% of the Contract Pool, is as of the Cut-off Date for such Initial Contract. The Agreement provides that the Additional Contracts will be purchased by the Trust on the Closing Date and that the Subsequent Contracts will be purchased by the Trust no later than June 29, 1998. Although the Additional Contracts and Subsequent Contracts sold to the Trust will have characteristics that differ somewhat from the Initial Contracts described herein, the Company does not expect that the characteristics of the Additional Contracts and Subsequent Contracts will vary materially from the Initial Contracts. In addition, the Additional Contracts and Subsequent Contracts will conform to certain representations and warranties set forth in the Agreement. See "Description of the Certificates--Conveyance of Subsequent Contracts and Pre-Funding Account" herein.

  The Company expects that the Contract Pool, which will consist of Initial Contracts, Additional Contracts and Subsequent Contracts, will have an aggregate principal balance as of the Cut-off Date of approximately

$500,000,000 at the conclusion of the Pre-Funding Period. All of the Contracts will be originated by a manufactured housing dealer and purchased by the Company from such dealer, or will be originated by the Company directly.

  Manufactured housing installment sale contracts and manufactured housing installment loan agreements are hereinafter collectively referred to as "manufactured housing contracts" or "contracts." Each Contract (a) will be secured by a Manufactured Home or, in the case of a Land-and-Home Contract, will be secured by a lien on real estate to which the Manufactured Home is deemed permanently affixed and (b) will be fully amortizing with a fixed contractual rate of interest (the "Contract Rate") and will provide for level payments over the term of such Contract (except for step-up rate Contracts). The Contracts will have been originated or acquired by the Company in the ordinary course of the Company's business. A detailed description of the Contracts is included in the Agreement.

  The Initial Contracts have an aggregate principal balance as of the Cut-off Date of $388,362,169.83. As of the Cut-off Date, a total of 1,422, or 28.33% by aggregate principal amount of the Initial Contracts, were Land-and-Home Contracts. Of the Initial Contracts, a total of 393, or 5.00% by aggregate principal amount, are step-up rate Contracts. The Contract Rate of a step-up rate Contract steps up on a particular date from its initial Contract Rate. A total of 308 step-up rate Contracts, or 3.97% of the Initial Contracts by aggregate principal amount, provide for two increases in the Contract Rate from the initial Contract Rate and the remaining step-up rate Contracts provide for a single increase in the Contract Rate. Of the step-up rate Initial Contracts, all are still bearing interest at their initial Contract Rate (the period during which such Contracts bear interest at their initial Contract Rate being referred to herein as the "Low Rate Period"). During the Low Rate Period, the total amount and the principal portion of each Scheduled Payment is determined on a basis that would cause the Contract to be fully amortized over its term if the Contract were to bear interest during its entire term at its initial Contract Rate and were to have level payments over its entire term. The total amount and principal portion of each scheduled payment due after the end of the applicable Low Rate Period is determined on a basis that would cause the Contract (which would then be bearing interest at a stepped-up rate) to be fully amortized over its remaining term on a level-payment basis. Of the Initial Contracts, the Low Rate Periods for those step-up rate Contracts providing for a single increase in the Contract Rate will end no earlier than March 1999 and no later than June 1999. The Contract Rates for such step-up rate Contracts will increase by 2.26%, 2.51% or 2.76%. Of the Initial Contracts, the Low Rate Periods for those step-up rate Contracts providing for two increases in the Contract Rate will end no later than February 1999, and the period with the interim applicable Contract Rate will end in February 2000. The Contract Rates for such step-up rate Contracts will increase first by 1.25% and then by an additional .49%, .75%, 1.25% or 1.75%. The combined increases in scheduled payments for all step-up rate Contracts range from $8.64 to $175.77 per month. The statistical information concerning the Initial Contracts which is set forth below, to the extent it relates to the Contract Rates of the step-up rate Contracts, takes into account only their Contract Rates as of the Cut-off Date.

  The Initial Contracts were originated between July 1984 and April 1998. Of the Initial Contracts, approximately 78% of the aggregate principal amount is attributable to loans to purchase Manufactured Homes which were new and approximately 22% is attributable to loans to purchase Manufactured Homes which were used at the time the related Initial Contract was originated. All of the Initial Contracts are conventional Contracts, meaning that they are not FHA-insured or VA-guaranteed. The Contract Rate on the Initial Contracts ranged from 4.74% to 18.00% with a weighted average of approximately 9.47%. The Initial Contracts have remaining maturities, as of the Cut-off Date, of at least 18 months but not more than 360 months and original maturities of at least 18 months but not more than 360 months, and a weighted average remaining term to scheduled maturity, as of the Cut-off Date, of 305 months. The average remaining principal balance per Initial Contract as of the Cut-off Date was $38,508.89 and the outstanding principal balances of the Initial Contracts as of the Cut-off Date ranged from $3,312.50 to $273,824.84. The Obligors on the Initial Contracts are located in 48 states and one customer has a billing address in Canada. The Obligors on approximately 11.27% of the Initial Contracts by remaining principal balance are located in North Carolina, 8.17% in Texas, 7.12% in Florida, 6.81% in Georgia, 5.61% in Alabama and 5.44% in Michigan. No other state represented more than 5% of the Initial Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Contracts.

           GEOGRAPHICAL DISTRIBUTION OF INITIAL CONTRACT OBLIGORS(1)

                                                              AGGREGATE    % OF CONTRACT
                                                              PRINCIPAL       POOL BY
                                           % OF CONTRACT       BALANCE      OUTSTANDING
                            NUMBER OF    POOL BY NUMBER OF   OUTSTANDING     PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS OF    AS OF CUT-    BALANCE AS OF
                          CUT-OFF DATE     CUT-OFF DATE       OFF DATE     CUT-OFF DATE
                         --------------- ----------------- --------------- -------------
Alabama.................        648             6.43%      $ 21,795,417.53      5.61%
Arizona.................        210             2.08          8,741,413.12      2.25
Arkansas................        223             2.21          6,720,236.98      1.73
California..............        186             1.84          7,460,496.03      1.92
Colorado................        213             2.11         11,693,289.64      3.01
Connecticut.............          7              .07            231,551.64       .06
Delaware................         46              .46          1,868,316.96       .48
Florida.................        660             6.54         27,606,525.90      7.12
Georgia.................        711             7.05         26,429,453.58      6.81
Hawaii..................          1              .01             59,775.93       .02
Idaho...................         48              .48          2,373,650.10       .61
Illinois................        136             1.35          4,093,988.74      1.05
Indiana.................        229             2.27          9,029,099.16      2.32
Iowa....................        102             1.01          2,897,822.79       .75
Kansas..................        151             1.50          5,523,848.13      1.42
Kentucky................        270             2.68          8,428,025.52      2.17
Louisiana...............        220             2.18          6,502,577.94      1.67
Maine ..................         47              .47          1,867,453.32       .48
Maryland................         33              .33          1,253,228.68       .32
Massachusetts...........          5              .05            195,422.05       .05
Michigan................        492             4.88         21,131,431.85      5.44
Minnesota...............        175             1.74          5,130,097.22      1.32
Mississippi.............        271             2.69          8,670,413.87      2.23
Missouri................        307             3.04          8,828,340.59      2.27
Montana.................         67              .66          2,714,172.78       .70
Nebraska................         36              .36          1,188,328.63       .31
Nevada..................         82              .81          4,280,801.62      1.10
New Hampshire...........         28              .28            855,790.18       .22
New Jersey..............          5              .05            148,389.52       .04
New Mexico..............        252             2.50         11,219,600.82      2.89
New York................         97              .96          2,813,337.81       .72
North Carolina..........      1,024            10.14         43,735,409.75     11.27
North Dakota............         24              .24            726,186.92       .19
Ohio....................        256             2.54         10,670,112.27      2.75
Oklahoma................        299             2.96         11,087,498.13      2.85
Oregon..................        112             1.11          7,132,046.03      1.84
Pennsylvania............        117             1.16          4,665,648.65      1.20
South Carolina..........        433             4.29         17,511,882.77      4.51
South Dakota............         46              .46          1,543,567.27       .40
Tennessee...............        273             2.71          9,209,452.62      2.37
Texas...................        863             8.55         31,678,988.07      8.17
Utah....................         39              .39          2,116,349.28       .54
Vermont.................         13              .13            531,478.50       .14
Virginia................        200             1.98          6,775,239.27      1.74
Washington..............        141             1.40         10,189,055.04      2.62
West Virginia...........        100              .99          2,984,832.05       .77
Wisconsin...............        149             1.48          4,445,876.45      1.14
Wyoming.................         37              .37          1,591,081.13       .41
Non-U.S. based..........          1              .01             15,167.00       *
                             ------           ------       ---------------    ------
Total...................     10,085           100.00%      $388,362,169.83    100.00%
                             ======           ======       ===============    ======

--------
 (1) Based on Obligor's billing address.
 * Indicates an amount greater than zero but less than .005% of the aggregate principal balance of the Initial Contracts as of the Cut-Off Date.

                   YEARS OF ORIGINATION OF INITIAL CONTRACTS

                           NUMBER OF       AGGREGATE      % OF CONTRACT POOL BY
                           CONTRACTS   PRINCIPAL BALANCE  OUTSTANDING PRINCIPAL
                             AS OF        OUTSTANDING         BALANCE AS OF
YEAR OF ORIGINATION(1)    CUT-OFF DATE AS OF CUT-OFF DATE     CUT-OFF DATE
----------------------    ------------ ------------------ ---------------------
1984.....................         1     $     18,016.23               *%
1985.....................         7           37,327.95             .01
1986.....................         4           30,776.47             .01
1987.....................         7           83,335.47             .02
1988.....................         3           31,363.21             .01
1989.....................         6          108,175.64             .03
1990.....................         7          144,920.43             .04
1991.....................         9          146,996.88             .04
1992.....................         5          100,124.19             .03
1993.....................        11          309,834.23             .08
1994.....................        48        1,456,234.36             .37
1995.....................        45        1,342,765.56             .35
1996.....................        73        2,558,462.34             .66
1997.....................       263       12,895,365.29            3.32
1998.....................     9,596      369,098,471.58           95.03
                             ------     ---------------          ------
   Total.................    10,085     $388,362,169.83          100.00%
                             ======     ===============          ======

--------
(1) The Initial Contracts shown in the above table with earlier years of origination primarily represent Contracts originated by the Company and subsequently refinanced through the Company. The Company retains the first origination dates on its records with respect to such refinanced Contracts.

* Indicates an amount greater than zero but less than .005% of the aggregate principal balance of the Initial Contracts as of the Cut-off Date.

               DISTRIBUTION OF ORIGINAL INITIAL CONTRACT AMOUNTS

                               NUMBER OF       AGGREGATE      % OF CONTRACT POOL BY
                               CONTRACTS   PRINCIPAL BALANCE  OUTSTANDING PRINCIPAL
    RIGINAL CONTRACTO            AS OF        OUTSTANDING         BALANCE AS OF
 AMONT (IN DOLLARS)(1)U       CUT-OFF DATE AS OF CUT-OFF DATE     CUT-OFF DATE
----------------------        ------------ ------------------ ---------------------
    Less than $10,000........       404     $  3,135,740.96             .81%
    $10,000 to $19,999.......     1,618       24,712,894.19            6.36
    $20,000 to $29,999.......     2,320       58,356,818.84           15.03
    $30,000 to $39,999.......     2,011       69,487,297.29           17.88
    $40,000 to $49,999.......     1,298       58,063,631.28           14.95
    $50,000 to $59,999.......       916       50,062,681.05           12.89
    $60,000 to $69,999.......       531       34,396,798.12            8.86
    $70,000 to $79,999.......       344       25,735,705.21            6.63
    $80,000 to $89,999.......       234       19,856,031.92            5.11
    $90,000 to $99,999.......       177       16,782,193.22            4.32
    $100,000 to $109,999.....       100       10,452,123.75            2.69
    $110,000 to $119,999.....        58        6,660,220.12            1.71
    $120,000 to $129,999.....        27        3,361,083.47             .87
    $130,000 to $139,999.....        19        2,545,409.17             .66
    $140,000 to $149,999.....        10        1,431,255.24             .37
    $150,000 to $159,999.....         8        1,233,401.89             .32
    $160,000 to $169,999.....         2          328,399.34             .08
    $170,000 to $179,999.....         2          354,543.84             .09
    $180,000 to $189,999.....         2          375,122.87             .10
    $190,000 to $199,999.....         0                 .00             .00
    $200,000 to $249,999.....         1          217,442.87             .06
    $250,000 to $299,999.....         3          813,375.19             .21
                                 ------     ---------------          ------
       Total.................    10,085     $388,362,169.83          100.00%
                                 ======     ===============          ======

--------
(1) The largest original Initial Contract amount is $273,824.84, which represents .07% of the aggregate principal balance of the Initial Contracts as of the Cut-off Date.

       DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF INITIAL CONTRACTS

                                             AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
LOAN-TO-VALUE RATIO (1)  AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
-----------------------  ------------------- ------------------- --------------------------
Less than 61%...........          319          $  9,781,820.98               2.52%
61% to 65%..............          129             4,407,053.15               1.13
66% to 70%..............          190             8,036,537.28               2.07
71% to 75%..............          240            10,121,000.17               2.61
76% to 80%..............          748            27,555,717.61               7.10
81% to 85%..............        1,071            43,641,863.16              11.24
86% to 90%..............        3,536           139,607,093.70              35.94
91% to 95%..............        3,345           125,751,300.58              32.38
Over 95%................          507            19,459,783.20               5.01
                               ------          ---------------             ------
   Total................       10,085          $388,362,169.83             100.00%
                               ======          ===============             ======

--------
(1)Rounded to the nearest 1%. The method of calculating loan-to-value ratios is described in the Prospectus.

                             INITIAL CONTRACT RATES

                                              AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
 RANGE OF CONTRACTS BY    NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
     CONTRACT RATE        AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
 ---------------------    ------------------- ------------------- --------------------------
0.00000% to 5.00000%....             5          $    283,634.11                .07%
5.00001% to 6.00000%....            27             1,759,659.44                .45
6.00001% to 7.00000%....           605            47,023,687.89              12.11
7.00001% to 8.00000%....         1,172            66,828,289.05              17.21
8.00001% to 9.00000%....         1,384            69,788,802.88              17.96
9.00001% to 10.00000%...         1,707            68,372,218.55              17.61
10.00001% to 11.00000%..         1,790            58,926,916.01              15.17
11.00001% to 12.00000%..         1,849            46,320,487.98              11.93
12.00001% to 13.00000%..           974            20,622,831.00               5.31
13.00001% to 14.00000%..           407             6,818,590.96               1.76
14.00001% to 15.00000%..            17               184,083.40                .05
15.00001% to 16.00000%..           121             1,160,792.08                .30
16.00001% to 17.00000%..            26               267,008.12                .07
Over 17.00000%..........             1                 5,168.36                  *
                                ------          ---------------             ------
   Total................        10,085          $388,362,169.83             100.00%
                                ======          ===============             ======

--------
*Indicates an amount greater than zero but less than .005% of the aggregate principal balance of the Initial Contracts as of the Cut-Off Date.

               REMAINING MONTHS TO MATURITY OF INITIAL CONTRACTS

                                             AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
    MONTHS REMAINING     NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
   AS OF CUT-OFF DATE    AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
   ------------------    ------------------- ------------------- --------------------------
Less than 31............           13          $    131,018.86                .03%
31 to 60................          226             2,046,708.26                .53
61 to 90................          306             4,134,720.48               1.06
91 to 120...............          692            11,151,353.66               2.87
121 to 150..............          281             5,813,362.97               1.50
151 to 180..............        1,475            34,614,379.83               8.91
181 to 210..............           71             2,532,093.94                .65
211 to 240..............        1,802            55,867,285.96              14.39
241 to 270..............           10               414,075.91                .11
271 to 300..............          856            29,870,528.85               7.69
301 to 330..............            6               270,621.41                .07
331 to 360..............        4,347           241,516,019.70              62.19
                               ------          ---------------             ------
   Total................       10,085          $388,362,169.83             100.00%
                               ======          ===============             ======

                       GREEN TREE FINANCIAL CORPORATION

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  The following table sets forth the delinquency experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company (other than contracts already in repossession). The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                            DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31,                  AT MARCH 31,
                         -------------------------------------------  ------------
                          1993     1994     1995     1996     1997        1998
                         -------  -------  -------  -------  -------  ------------
Number of Contracts
 Outstanding (1)........ 237,566  322,495  416,436  503,076  584,814    598,703
Number of Contracts
 Delinquent (2):
  30-59 Days............   2,030    2,809    4,404    6,475    6,567      4,969
  60-89 Days............     657      903    1,571    2,121    2,382      1,915
  90 Days or More.......   1,167    1,440    2,426    3,668    4,016      3,775
Total Contracts
 Delinquent.............   3,854    5,152    8,401   12,264   12,965     10,659
Delinquencies as a
 Percent of Contracts
 Outstanding (3)........    1.62%    1.60%    2.02%    2.44%    2.22%      1.78%

--------
(1)Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996, December 31, 1997 and March 31, 1998 does not include as delinquent those manufactured housing contracts whose obligors have entered bankruptcy proceedings and had their scheduled payment changed under a bankruptcy payment plan, provided that such obligors are current under their bankruptcy payment plan.
(3)By number of contracts.

  The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company. The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                       LOAN LOSS/REPOSSESSION EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                              AT DECEMBER 31,                                  AT MARCH 31,
                         -------------------------------------------------------------  ----------------------------
                            1993        1994        1995         1996         1997         1998
                         ----------  ----------  -----------  -----------  -----------  -----------
Number of Contracts
 Serviced (1)...........    238,951     324,141      419,090      507,539      590,327      604,181
Principal Balance of
 Contracts
 Serviced (1)........... $4,630,659  $7,033,882  $10,182,676  $13,553,080  $17,038,136  $17,627,843
Contract Liquida-
 tions (2)..............       1.77%       1.44%        1.45%        2.01%        2.72%         .72%
Net Losses:
  Dollars (3)........... $   42,547  $   42,402  $    55,162  $    98,632  $   180,699  $    50,886
  Percentage (4)........        .92%        .60%         .54%         .73%        1.06%         .29%

--------
(1)As of period end. Includes contracts already in repossession.
(2)As a percentage of the total number of contracts being serviced as of period end.
(3)The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4)As a percentage of the principal balance of contracts being serviced as of period end.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. In order to achieve geographic dispersion and to limit the effect of regional and local economic conditions on the Contract Pool, Contracts with Obligors located in any one state do not exceed 10% of the Cut-off Date Pool Principal Balance (except for the Initial Contracts with Obligors located in North Carolina, which represented 11.27% of the aggregate principal balance of the Initial Contracts as of the Cut-Off Date).

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1993 1994 1995 1996 1997
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges..................... 4.81 7.98 7.90 5.44 3.94

RECENT DEVELOPMENTS

  Green Tree recently announced that it has decided to take a supplemental reserve of $190 million against the valuation of its interest only securities in the quarter ended December 31, 1997, and that the carrying value of its interest only securities should be reduced by an additional $200 million in the audited financial statements for 1996, which have been restated accordingly.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

  On April 7, 1998, Conseco, Inc. and Green Tree announced that they had entered into a Merger Agreement, pursuant to which each share of Green Tree's common stock will be converted into 0.9165 of a share of Conseco common stock. Green Tree stockholders will own approximately 38% of the combined company. Green Tree will continue to operate as a wholly owned subsidiary of Conseco from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. The merger is scheduled to be completed late in the second quarter or early in the third quarter of 1998, and is subject to approval by shareholders of both Green Tree and Conseco and to regulatory approvals. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Yield Considerations."

  The Contracts have original terms to scheduled maturity ranging from 18 months to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the average life of the Offered Certificates. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties, including repurchases of staged-funding Contracts that have not been fully disbursed within 90 days, have the effect of prepaying such Contracts and therefore would affect the average life of the Offered Certificates. Approximately 18% of the Initial Contracts by aggregate principal balance as of the Cut-off Date were staged-funding Contracts. The prepayment experience on manufactured housing contracts varies greatly. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Company will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards. See "Maturity and Prepayment Considerations" in the Prospectus.

  The Class A-1 Certificates will be prepaid in part on the first Payment Date after the Pre-Funding Period (in no event later than June 29, 1998) in the event that any Pre-Funded Amount remains in the Pre-Funding Account on such Payment Date. Any amounts remaining which have not been used to purchase Subsequent Contracts will be paid to the Class A-1 Certificateholders. The Company believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1 Certificateholders will receive some prepayment of principal.

  The allocation of distributions to the Class A Certificateholders on each Remittance Date on which the Class M-1 Distribution Test is not satisfied, or on each Remittance Date on which the Class B Distribution Test is not satisfied, will have the effect of accelerating the amortization of the Class A Certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A Principal Balance, the Class M-1 Principal Balance and the Class B Principal Balance. If a Class of Class A Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Class of Class A Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Class A Principal."

  On any Remittance Date on which the Class M-1 Distribution Test is not satisfied, the Class A Certificateholders will receive all payments of principal which are made on the Contracts. The rate of principal payments on the Class M-1 Certificates and Class B Certificates and the aggregate amount of distributions on the Class M-1 Certificates and Class B Certificates will be affected by the rate of Obligor defaults resulting in delinquencies on the Contracts and losses on Liquidated Contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates--Subordination of Class M-1 Certificates, Class B Certificates and Class C Certificates" for a description of the manner in which such losses are borne by the Class M-1 Certificates and each Class of the Class B Certificates. If a Class of Class B Certificates or Class M-1 Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Class B Certificates or Class M-1 Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates-- Class B-1 Principal."

  Obligors who have entered bankruptcy proceedings and have had their monthly scheduled payment reduced as a result of an extension of the term of the related Contract may not be pursued by the Company as delinquent, and accordingly the Company uses the reduced monthly payment in calculating the Formula Principal Distribution Amount for each Remittance Date thereafter. If, however, the principal amount of the Contract were reduced in such bankruptcy proceedings, such reduction would be recognized as a loss immediately and added to the Formula Principal Distribution Amount.

  There can be no assurance that the delinquency or repossession experience set forth under "Green Tree Financial Corporation--Delinquency, Loan Loss and Repossession Experience" will be representative of the results that may be experienced with respect to the Contracts.

  The Servicer and the Company each have the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option."

  Although partial prepayments of principal on Contracts are applied on scheduled payment dates for such Contracts, Obligors are not required to pay interest on Contracts after the date of a full prepayment of principal. As a result, full prepayments on Contracts in advance of the scheduled payment dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period. Subject to the availability of the subordination provided by the Class M-1, Class B, Class B-3I and Class C Certificates, such subordination would apply to the net shortfall of interest received on account of prepayments in full in any Due Period so that the amount of interest paid on a Class of Class A Certificates on the following Remittance Date would not be affected by such shortfall.

  The expected final scheduled payment date on the Initial Contract with the latest maturity is in
January 2029. The expected final maturity of each Class of Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Contracts and that the repurchase option has not been exercised, are as follows: for the Class A-2 Certificates, October 2003; for the Class A-3 Certificates, May 2008; for the Class A-4 Certificates, May 2010; for the Class A-5 Certificates, July 2017; for the Class A-6 Certificates, February 2028; for the Class M-1 Certificates, February 2028; for the Class B-1 Certificates, September 2021; and for the Class B-2 Certificates, August 2028.

  Certain statistical information relating to the prepayment behavior of certain pools of manufactured housing contracts sold and serviced by the Company is set forth in the table below. The table relates to the Company's 33 sold pools for which prepayment information is available covering a period of at least 36 months and which pools had an aggregate principal balance as of the first day of the month of sale of at least $100,000,000. In evaluating the information contained in the table and its relationship to the expected prepayment behavior of the Contracts, prospective Certificateholders should consider the following: the Company has performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, the Contracts in the Contract Pool may have an average age as of the Cut-off Date substantially different from the average ages (as of the first day of the month of sale) of the contracts in the sold pool to which the table relates and may have other characteristics substantially different from the contracts in any sold pool. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Class A, Class M-1 and Class B Certificates" which may influence the amount of prepayments of manufactured housing contracts, no assurance can be given that the prepayment experience of the Contracts will exhibit prepayment behavior similar to the behavior summarized in the table for the periods covered thereby. In addition to the foregoing, prospective Class A, Class M-1 and Class B Certificateholders should consider that the table is limited to the periods covered therein and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond such periods.

  The table below sets forth with respect to each sold pool (a) the initial aggregate principal balance (calculated as of the first day of the month of the sale), (b) the weighted average Contract Rate ("WAC") of the contracts in each pool as of the first day of the month of the sale of each pool, (c) the original weighted average maturity ("WAM") of the contracts in each pool, (d) the estimated average age of the pool as of the first day of the month of the sale of each pool, (e) the aggregate principal balance of each pool as of April 1, 1998, (f) the WAC of the contracts in each pool as of April 1, 1998, and (g) the percentage of the Manufactured Housing Prepayment Model ("MHP") (as described in "Weighted Average Life of the Class A, Class M-1 and Class B Certificates" below) for the life of each sold pool through March 1, 1998 (calculated as the annual rate of the decline in the outstanding aggregate principal balance exhibited over the life of the pool).

                          AGGREGATE                                  CURRENT
                          PRINCIPAL           ORIGINAL   AVERAGE    AGGREGATE
MONTH AND                  BALANCE      WAC     WAM    AGE AT SALE  PRINCIPAL  CURRENT PERCENTAGE
YEAR OF SALE               AT SALE    AT SALE (MONTHS)  (MONTHS)     BALANCE     WAC     OF MHP
------------             ------------ ------- -------- ----------- ----------- ------- ----------
June 1987............... $150,002,024  14.09    174         15     $14,499,742  13.79%    182%
December 1987...........  112,294,744  13.68    172          2      14,525,033  13.62     203
March 1988..............  106,739,475  13.56    170          8      13,753,171  13.44     194
September 1988..........  132,287,851  13.64    176          1      22,157,889  13.56     208
December 1988...........  105,566,962  13.76    172          1      16,747,652  13.69     222
June 1989...............  121,205,258  14.39    178          0      20,313,353  14.34     249
September 1989..........  153,845,599  13.93    179          4      29,268,943  13.85     229
December 1989...........  127,799,125  13.74    182          1      25,838,230  13.68     238
June 1990...............  118,256,826  14.23    178          1      24,537,781  14.17     254
September 1990..........  133,311,855  14.21    182          1      29,815,531  14.15     255
December 1990...........  117,246,945  14.07    182          2      26,185,067  14.02     265
March 1991..............  103,147,656  14.09    181         14      21,891,476  14.17     266
June 1991...............  137,954,723  14.25    179         18      31,066,670  14.08     259
September 1991..........  169,226,610  13.49    188          8      45,617,017  13.45     255
December 1991...........  163,375,476  13.07    185          8      48,222,258  13.04     243
March 1992..............  671,900,943  13.55    176         53     146,203,749  13.11     243
June 1992...............  220,603,657  12.22    190          2      84,692,437  12.14     214
September 1992..........  254,409,783  11.89    197          1     105,640,372  11.81     211
December 1992...........  288,323,475  11.28    201          2     131,766,623  11.16     194
March 1993..............  250,400,638  11.36    206          1     119,711,460  11.28     198
June 1993...............  450,602,539  10.65    204          1     231,905,703  10.64     183
September 1993..........  663,353,326  10.23    203          1     357,228,945  10.24     179
December 1993...........  725,268,946   9.73    203          1     412,270,921   9.68     171
March 1994..............  561,614,157   9.81    211          1     336,057,939   9.72     169
May 1994................  387,789,118  10.29    205          1     234,132,172  10.22     175
June 1994...............  197,004,761  10.67    211          1     121,834,926  10.59     174
July 1994...............  307,948,034  11.03    214          1     185,931,472  10.96     193
August 1994.............  384,942,940  11.14    224          1     235,059,367  11.09     198
September 1994..........  463,885,067  11.45    217          1     286,553,314  11.40     197
November 1994...........  353,492,359  11.42    223          1     220,541,180  11.38     207
December 1994...........  523,188,855  11.53    225          1     323,073,945  11.48     219
February 1995...........  378,339,823  11.85    239          1     229,303,197  11.79     248
March 1995..............  328,256,612  12.04    246          1     202,863,253  11.99     249

WEIGHTED AVERAGE LIFE OF THE CLASS A, CLASS M-1 AND CLASS B CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Initial Contracts on the weighted average life of each Class of Class A Certificates, Class M-1 Certificates and Class B Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A, Class M-1 and Class B Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Manufactured Housing Prepayment Model, is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

  As used in the following tables "75% MHP" assumes the Contracts will prepay at rates equal to 75% of the MHP assumed prepayment rates; 150% assumes the Contracts will prepay at rates equal to 150% of the MHP assumed prepayment rates, and so forth.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the MHP, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders and recently declining interest rates have had the effect of increasing the prepayment rates of the Company's contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect but to a smaller degree, on the prepayment rates on manufactured housing contracts.

  As described under "Description of the Certificates--Class M-1 Principal," payments of principal on the Class M-1 Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A Certificates while increasing the respective interest in the Trust of the Class M-1 and Class B Certificates. As described under "Description of the Certificates--Class B-1 Principal," payments of principal on the Class B Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero or (ii) the Class B Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A and Class M-1 Certificates while increasing the respective interest in the Trust of the Class B Certificates.

  The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MHP set forth in the table; (ii) either the Company or the Servicer exercises its right of optional termination described above; (iii) the aggregate principal balance of the Initial Contracts as of the Cut-off Date is $388,362,169.83 and the Initial Contracts have the characteristics described under "The Contract Pool" and have their first scheduled payment due in April 1998; (iv) the Additional and Subsequent Contracts will have the characteristics set forth in the table following this paragraph and will have their first scheduled payment due in May 1998; (v) each Class of Certificates has the Original Principal Balance and the Remittance Rate shown for such Class on the cover page of this Prospectus Supplement; (vi) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vii) no delinquencies or losses are experienced on the Contracts; (viii) distributions are made on the Certificates on the 1st day of each month (or, if such 1st day is not a business day, the next succeeding business day), commencing in June 1998; and
(ix) the Certificates are issued on April 28, 1998. No representation is made that the Contracts will not experience delinquencies or losses.

 ASSUMED CHARACTERISTICS OF ADDITIONAL AND SUBSEQUENT CONTRACTS AS OF THE CUT-
                                   OFF DATE

                                      WEIGHTED AVERAGE WEIGHTED AVERAGE
REMAINING MONTHS  AGGREGATE PRINCIPAL  ORIGINAL TERM    REMAINING TERM  WEIGHTED AVERAGE
  TO MATURITY     BALANCE OUTSTANDING     (MONTHS)         (MONTHS)      CONTRACT RATE
----------------  ------------------- ---------------- ---------------- ----------------
     0 to
      120           $  5,020,110.17         102              102             11.59%
     121 to
      180             11,621,279.92         174              174             11.02
     181 to
      240             16,787,371.59         237              237             10.44
     241 to
      300              8,705,553.28         299              299             10.63
     301 to
      360             69,503,515.21         360              360              8.71
                    ---------------         ---              ---             -----
     Total          $111,637,830.17         306              306              9.47%
                    ===============         ===              ===             =====

  It is not likely that Contracts will prepay at any constant percentage of the MHP to maturity or that all Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following tables indicate the projected weighted average life of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class M-1 Certificates, the Class B-1 Certificates and the Class B-2 Certificates and set forth the percentages of the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance, the Original Class M-1 Principal Balance, the Original Class B-1 Principal Balance and the Original Class B-2 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the MHP.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
May 1, 1999.......................   0    0     0     0     0     0     0     0     0
Weighted Average Life(1)
 (Years).......................... 0.6  0.5   0.4   0.4   0.4   0.3   0.3   0.3   0.2

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
May 1, 1999.......................  97   79    62    44    26     9     0     0     0
May 1, 2000.......................   1    0     0     0     0     0     0     0     0
May 1, 2001.......................   0    0     0     0     0     0     0     0     0
Weighted Average Life(1)
 (Years).......................... 1.5  1.3   1.1   1.0   0.9   0.8   0.7   0.6   0.6

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
May 1, 1999....................... 100  100   100   100   100   100    88    71    55
May 1, 2000....................... 100   82    64    46    29    12     0     0     0
May 1, 2001.......................  54   26     0     0     0     0     0     0     0
May 1, 2002.......................   8    0     0     0     0     0     0     0     0
May 1, 2003.......................   0    0     0     0     0     0     0     0     0
Weighted Average Life(1)
 (Years).......................... 3.1  2.6   2.3   2.0   1.8   1.6   1.4   1.2   1.1

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-4
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
May 1, 1999....................... 100  100   100   100   100   100   100   100   100
May 1, 2000....................... 100  100   100   100   100   100    55     0     0
May 1, 2001....................... 100  100    97    44     0     0     0     0     0
May 1, 2002....................... 100   44     0     0     0     0     0     0     0
May 1, 2003.......................  28    0     0     0     0     0     0     0     0
May 1, 2004.......................   0    0     0     0     0     0     0     0     0
Weighted Average Life(1)
 (Years).......................... 4.8  4.0   3.4   3.0   2.7   2.4   2.1   1.8   1.6

--------
1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-5
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
May 1, 1999....................... 100  100   100   100   100   100   100   100   100
May 1, 2000....................... 100  100   100   100   100   100   100    97    78
May 1, 2001....................... 100  100   100   100    98    84    56    30     6
May 1, 2002....................... 100  100    93    74    56    38     6     0     0
May 1, 2003....................... 100   84    63    46    27     9     0     0     0
May 1, 2004.......................  84   60    40    22     2     0     0     0     0
May 1, 2005.......................  63   40    19     0     0     0     0     0     0
May 1, 2006.......................  46   22     0     0     0     0     0     0     0
May 1, 2007.......................  29    4     0     0     0     0     0     0     0
May 1, 2008.......................  13    0     0     0     0     0     0     0     0
May 1, 2009.......................   0    0     0     0     0     0     0     0     0
Weighted Average Life(1)
 (Years).......................... 7.9  6.6   5.7   5.0   4.4   3.9   3.2   2.8   2.4

--------
1) The weighted average life of a Class A-5 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-5 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-5 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-6
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                         75%   100%  125%  150%  175%  200%  250%  300%  350%
----                         ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage..........  100%  100%  100%  100%  100%  100% 100%  100%  100%
May 1, 1999.................  100   100   100   100   100   100  100   100   100
May 1, 2000.................  100   100   100   100   100   100  100   100   100
May 1, 2001.................  100   100   100   100   100   100  100   100   100
May 1, 2002.................  100   100   100   100   100   100  100    86    70
May 1, 2003.................  100   100   100   100   100   100   86    69    54
May 1, 2004.................  100   100   100   100   100    90   71    55    42
May 1, 2005.................  100   100   100   100    88    77   59    44    32
May 1, 2006.................  100   100   100    88    77    66   49    35    25
May 1, 2007.................  100   100    89    78    66    56   40    28    19
May 1, 2008.................  100    93    80    68    57    48   33    22     0
May 1, 2009.................   99    84    71    60    49    40   27     0     0
May 1, 2010.................   91    76    63    52    42    34   21     0     0
May 1, 2011.................   83    68    55    45    36    29    0     0     0
May 1, 2012.................   75    60    49    39    31    23    0     0     0
May 1, 2013.................   67    53    42    33    25     0    0     0     0
May 1, 2014.................   61    48    37    28    20     0    0     0     0
May 1, 2015.................   55    42    32    23     0     0    0     0     0
May 1, 2016.................   49    37    27     0     0     0    0     0     0
May 1, 2017.................   43    32    22     0     0     0    0     0     0
May 1, 2018.................   37    26     0     0     0     0    0     0     0
May 1, 2019.................   33    22     0     0     0     0    0     0     0
May 1, 2020.................   28     0     0     0     0     0    0     0     0
May 1, 2021.................   23     0     0     0     0     0    0     0     0
May 1, 2022.................    0     0     0     0     0     0    0     0     0
Weighted Average Life(1)
 (Years).................... 18.0  16.0  14.2  12.8  11.4  10.3  8.4   7.0   5.9

--------
(1) The weighted average life of a Class A-6 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-6 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-6 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              MHP SET FORTH BELOW:

DATE                           75%   100%  125%  150%  175%  200%  250%  300%  350%
----                           ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage............  100%  100%  100%  100% 100%  100%  100%  100%  100%
May 1, 1999...................  100   100   100   100  100   100   100   100   100
May 1, 2000...................  100   100   100   100  100   100   100   100   100
May 1, 2001...................  100   100   100   100  100   100   100   100   100
May 1, 2002...................  100   100   100   100  100   100   100   100   100
May 1, 2003...................  100   100    97    90   87    86    83    80    77
May 1, 2004...................  100    95    87    80   76    74    69    64    59
May 1, 2005...................   96    87    78    70   66    63    57    51    46
May 1, 2006...................   89    79    70    62   58    54    47    41    35
May 1, 2007...................   82    72    63    55   50    46    39    32    27
May 1, 2008...................   76    65    56    48   43    39    32    25     0
May 1, 2009...................   70    59    50    42   37    33    26     0     0
May 1, 2010...................   64    53    44    37   32    28    21     0     0
May 1, 2011...................   58    48    39    32   27    23     0     0     0
May 1, 2012...................   53    42    34    27   23    19     0     0     0
May 1, 2013...................   47    38    30    24   19     0     0     0     0
May 1, 2014...................   43    33    26    20   15     0     0     0     0
May 1, 2015...................   38    30    23    16    0     0     0     0     0
May 1, 2016...................   34    26    19     0    0     0     0     0     0
May 1, 2017...................   30    22    16     0    0     0     0     0     0
May 1, 2018...................   26    19     0     0    0     0     0     0     0
May 1, 2019...................   23    16     0     0    0     0     0     0     0
May 1, 2020...................   20     0     0     0    0     0     0     0     0
May 1, 2021...................   16     0     0     0    0     0     0     0     0
May 1, 2022...................    0     0     0     0    0     0     0     0     0
Weighted Average Life(1)
 (Years)...................... 15.3  13.4  11.9  10.6  9.8   9.2   8.2   7.5   6.9

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              MHP SET FORTH BELOW:

DATE                              75%   100%  125%  150%  175%  200%  250%  300%  350%
----                              ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage...............  100% 100%  100%  100%  100%  100%  100%  100%  100%
May 1, 1999......................  100  100   100   100   100   100   100   100   100
May 1, 2000......................  100  100   100   100   100   100   100   100   100
May 1, 2001......................  100  100   100   100   100   100   100   100   100
May 1, 2002......................  100  100   100   100   100   100   100   100   100
May 1, 2003......................  100  100    94    81    76    74    68    62    57
May 1, 2004......................  100   91    76    62    55    50    41    32    23
May 1, 2005......................   93   75    59    44    37    30    19     8     0
May 1, 2006......................   80   61    44    29    20    13     0     0     0
May 1, 2007......................   67   47    30    15     5     0     0     0     0
May 1, 2008......................   54   34    17     2     0     0     0     0     0
May 1, 2009......................   43   23     6     0     0     0     0     0     0
May 1, 2010......................   32   12     0     0     0     0     0     0     0
May 1, 2011......................   21    1     0     0     0     0     0     0     0
May 1, 2012......................   10    0     0     0     0     0     0     0     0
May 1, 2013......................    0    0     0     0     0     0     0     0     0
Weighted Average Life (1)
 (Years)......................... 10.6  9.0   7.8   6.9   6.5   6.2   5.8   5.5   5.3

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              MHP SET FORTH BELOW:

DATE                        75%   100%  125%  150%  175%  200%  250%  300%  350%
----                        ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.........  100%  100%  100%  100%  100%  100%  100% 100%  100%
May 1, 1999................  100   100   100   100   100   100   100  100   100
May 1, 2000................  100   100   100   100   100   100   100  100   100
May 1, 2001................  100   100   100   100   100   100   100  100   100
May 1, 2002................  100   100   100   100   100   100   100  100   100
May 1, 2003................  100   100   100   100   100   100   100  100   100
May 1, 2004................  100   100   100   100   100   100   100  100   100
May 1, 2005................  100   100   100   100   100   100   100  100    97
May 1, 2006................  100   100   100   100   100   100   100   86    74
May 1, 2007................  100   100   100   100   100    97    82   68    57
May 1, 2008................  100   100   100   100    91    83    67   54     0
May 1, 2009................  100   100   100    89    79    70    55    0     0
May 1, 2010................  100   100    94    78    68    59    50    0     0
May 1, 2011................  100   100    83    68    58    50     0    0     0
May 1, 2012................  100    90    73    58    50    50     0    0     0
May 1, 2013................  100    80    63    50    50     0     0    0     0
May 1, 2014................   91    71    56    50    50     0     0    0     0
May 1, 2015................   82    63    50    50     0     0     0    0     0
May 1, 2016................   73    55    50     0     0     0     0    0     0
May 1, 2017................   64    50    50     0     0     0     0    0     0
May 1, 2018................   56    50     0     0     0     0     0    0     0
May 1, 2019................   50    50     0     0     0     0     0    0     0
May 1, 2020................   50     0     0     0     0     0     0    0     0
May 1, 2021................   50     0     0     0     0     0     0    0     0
May 1, 2022................    0     0     0     0     0     0     0    0     0
Weighted Average Life(1)
 (Years)................... 20.8  18.7  16.8  15.2  13.9  12.8  11.0  9.7   8.7

--------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference. Wherever provisions of the Agreement are referred to, such provisions are incorporated herein by reference.

GENERAL

  The Offered Certificates will be issued in fully registered form only in denominations equal to $1,000 or any integral multiple of $1,000 in excess thereof. The Percentage Interest of a Class A Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance or the Original Class A-6 Principal Balance, as appropriate. The Class A Certificates in the aggregate will represent an initial 84.5% (approximate) undivided interest in the Trust. The Percentage Interest of a Class M-1 Certificate will be equal to the percentage obtained by dividing its denomination by the Original Class M-1 Principal Balance. The Class M-1 Certificates in the aggregate will represent an initial 7.0% (approximate) undivided interest in the Trust. The Percentage Interest of a Class B Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class B-1 Principal Balance or the Original Class B-2 Principal Balance, as appropriate. The Class B Certificates in the aggregate will represent an initial 8.5% (approximate) undivided interest in the Trust. The Trust will consist of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, proceeds from certain hazard insurance on individual Manufactured Homes, proceeds from the errors and omissions protection policy to the extent such proceeds relate to the Contracts and amounts held for the Trust in the Certificate Account and Capitalized Interest Account, and all proceeds in any way derived from any of the foregoing. (Section 1.02.)

  Distributions on the Certificates will be made by the Paying Agent on each Remittance Date to persons in whose names the Certificates are registered as of the preceding Record Date. The Remittance Date for the Certificates will be the 1st day of each month (or if such 1st day is not a business day, the next succeeding business day) commencing in June 1998. Payments will be made by check mailed on the Remittance Date to such Certificateholder at the address appearing on the Certificate Register; provided that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date. Final payments will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.)

CONVEYANCE OF CONTRACTS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial and Additional Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Agreement permits the Trust to purchase Subsequent Contracts on one or more dates through June 29, 1998 (each, a "Subsequent Transfer Date"). See "Conveyance of Subsequent Contracts and Pre-Funding Account" herein.

  In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company will make certain warranties with respect to the Initial

Contracts, including that (i) the aggregate principal amount payable by the Obligors on the Initial Contracts as of the Cut-off Date equals $388,362,169.83; (ii) as of the Cut-off Date, the Obligors on no more than 10% of the Initial Contracts by remaining principal balance are located in any one state (except for the Initial Contracts with Obligors located in North Carolina which represented 11.27% of the aggregate principal balance of the Initial Contracts as of the Cut-Off Date), the Obligors on no more than 5% of the Initial Contracts by remaining principal balance are located in an area with the same zip code and the Obligors on not more than 1% of the Initial Contracts by remaining principal balance are located in California in an area with the same zip code; (iii) approximately 78% of the aggregate principal amount of Initial Contracts as of the Cut-off Date is attributable to loans to purchase new Manufactured Homes and approximately 22% is attributable to loans to purchase used Manufactured Homes; (iv) no Initial Contract has a remaining maturity of more than 360 months; (v) the date of each Initial Contract is on or after July 1984; and (vi) no adverse selection procedures were employed in selecting the Initial Contracts. (Article III.) The Company will make certain additional representations and warranties with respect to the Subsequent Contracts.

CONVEYANCE OF SUBSEQUENT CONTRACTS AND PRE-FUNDING ACCOUNT

  An account (the "Pre-Funding Account") will be established by the Trustee and funded by the Company on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount") will initially equal the difference between $500,000,000 and the aggregate principal balance as of the Cut-Off Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000, (ii) June 29, 1998 or (iii) the date on which an Event of Termination occurs under the Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Agreement. The Pre-Funding Account will be part of the Trust but not part of the Master REMIC or the Subsidiary REMIC. Any reimbursement income earned on amounts on deposit in the Pre-Funding Account will be taxable to the Company.

  Under the Agreement, following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Contracts from the Company during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with the Company's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between the Company and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the Cut-off Date with respect to the related Subsequent Contracts purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Payment Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Certificates.

  Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of its respective Cut-off Date, each Subsequent Contract must satisfy the following criteria:
(i) no Subsequent Contract may be more than 30 days contractually delinquent;
(ii) the remaining stated term to maturity of each Subsequent Contract may not exceed 360 months; (iii) each Subsequent Contract must be underwritten in accordance with the Company's standard underwriting criteria; and (iv) no Subsequent Contract may have a loan-to-value ratio greater than 100%; (d) the Contract Pool following the addition of the Subsequent Contracts must satisfy the following criteria: (i) the weighted average Contract Rate must not be less than 9.50%; (ii) the weighted average loan-to-value ratio must not be greater than 89%; (iii) not less than 75% of the Cut-off Date Pool Principal Balance must be attributable to loans to purchase new Manufactured Homes; (iv) not more than 36% of the Cut-off Date Pool Principal Balance must be secured by single-wide Manufactured Homes and not less than 64% of the Cut-off Date Pool Principal Balance must be secured by double-wide Manufactured Homes; and (v) at least 20% of the Cut-off Date Pool Principal Balance must consist of Land-and-Home Contracts; (e) as a result of the purchase of the Subsequent Contracts, the Class A Certificates will not receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Class of Class A Certificates; and
(f) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Contracts conform to the characteristics described herein.

PAYMENTS ON CONTRACTS; DISTRIBUTIONS ON CERTIFICATES

  The Trustee, on behalf of the Trust, will establish and maintain the Certificate Account in an Eligible Account (as defined below). (Section 1.02.) "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from each of Moody's, S&P (if rated by S&P) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause S&P and Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as confirmed in writing by S&P and Fitch. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated P-1 by Moody's, A-1+ by S&P and F-1 by Fitch (if rated by Fitch), or in one of the two highest rating categories by Moody's, S&P and Fitch (if rated by Fitch) in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least in Aa ratings by Moody's, the highest rating by S&P and in one of the two highest rating categories by Fitch (if rated by Fitch), not in excess of 10% of amounts in the Certificate Account at the time of such investment; commercial paper assigned at least an P-1 rating by Moody's, A-1+ by S&P and an F-1+ rating by Fitch (if rated by Fitch) at the time of such investment; and shares of a registered investment company, whose shares are registered under the Securities Act of 1933 and which are rated by Moody's, by S&P and by Fitch (if rated by Fitch) in their respective highest rating category. (Section 5.05.)

  All payments from Obligors on the Contracts received by the Servicer, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), must be paid into the Certificate Account no later than one business day following receipt thereof, except amounts received as late payment fees, extension fees, assumption fees or similar fees. Such fees are included as part of the Servicer's servicing fees. See "Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement

("Purchased Contracts"), and amounts required to be deposited upon substitution of a Contract because of breach of warranties, as described under "Conveyance of Contracts" in the Prospectus, must be paid into the Certificate Account. The Servicer will not make any advances in respect of delinquent payments on the Contracts.

  On the third business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Certificates for such Remittance Date. The Amount Available on each Remittance Date generally includes (i) payments on the Contracts due and received during the related Due Period (as defined below), (ii) prepayments and other unscheduled collections received during the related Due Period, (iii) all collections of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance Date), minus (iv) with respect to all Remittance Dates other than the Remittance Date in June 1998, all collections in respect of principal on the Contracts received during the related Due Period up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the prior month). The Amount Available will also be reduced by the following amounts: Advance Payments in respect of the related Due Period; amounts payable to the Servicer to reimburse it for any REMIC "prohibited transaction" tax imposed on the Trust and paid by the Servicer; Liquidation Expenses incurred and taxes and insurance (on repossessed Manufactured Homes) advanced by the Servicer in respect of Manufactured Homes that are reimbursable to the Servicer under the Agreement; and any amounts incorrectly deposited in the Certificate Account. "Liquidation Expenses" are out-of-pocket expenses incurred by the Servicer in connection with the liquidation of a defaulted Contract, including, without limitation, legal fees and disbursements. (Sections 1.02 and 8.02.)

  The "Due Period" with respect to any Remittance Date is the period from and including the 15th day of the second month preceding such Remittance Date, to and including the 14th day of the month immediately preceding such Remittance Date. With respect to the Remittance Date in June 1998, the Due Period shall be the period from and including April 15, 1998 to and including May 14, 1998.

  The Trustee will withdraw funds from the Certificate Account to make payments to Certificateholders. From time to time, as provided in the Agreement, the Trustee will also withdraw funds from the Certificate Account to make payments to the Servicer. (Sections 1.02 and 8.02.)

DISTRIBUTIONS

  On each Remittance Date, distributions on the Offered Certificates will be made first with respect to interest on the Class A Certificates, then with respect to interest on the Class M-1 Certificates, then with respect to interest on the Class B-1 Certificates, then with respect to principal on the Class A Certificates, then with respect to principal on the Class M-1 Certificates, then with respect to principal on the Class B-1 Certificates, then with respect to interest on the Class B-2 Certificates, then with respect to principal on the Class B-2 Certificates, all as more fully described below.

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

  The Servicer will furnish to the Trustee, and the Trustee will send with each distribution on a Remittance Date to each holder of the Offered Certificates, a statement or statements setting forth, among other things,
(i) the amount of such distribution allocable to principal (including Principal Prepayments, if any) and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per Class A,

Class M-1 or Class B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A, Class M-1 or Class B Certificate. (Section 6.05.)

CLASS A INTEREST

  One month's interest (computed, with respect to the Class A-1 Certificates, on the basis of the actual number of days elapsed from and including the most recent Remittance Date to but excluding the current Remittance Date and a 360-day year, and with respect to all other Class A Certificates, on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class A Certificates on each Remittance Date, to the extent of the Amount Available in the Certificate Account on such date, at the related Remittance Rate on the then outstanding Principal Balance of each Class of Class A Certificates. Interest on each Class of Class A Certificates will accrue from April 28, 1998, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. (Sections 1.02 and 8.03.)

  The Remittance Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are set forth on the cover of this Prospectus Supplement.

  The Principal Balance of any Class of Class A Certificates as of any Remittance Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class A Principal Balance as of any Remittance Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance and the Class A-6 Principal Balance. (Section 1.02.)

  In the event that, on a particular Remittance Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of the Class A Certificates, the Amount Available will be distributed among the outstanding Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. (Section 1.02.) Such a shortfall could occur, for example, if delinquencies or losses realized on the Contracts were exceptionally high and were concentrated in a particular Due Period. Any such amount so carried forward will bear interest at the Remittance Rate for each Class of Class A Certificates, to the extent permitted by law.

  The Class A-6 Remittance Rate on each Remittance Date will be 6.76% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios, it is anticipated that the Class A-6 Remittance Rate will be 6.76%. In the unlikely event that a large number of Contracts having Contract Rates higher than 6.76% were to prepay while the Contracts having Contract Rates equal to or lower than 6.76% did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class A-6 Remittance Rate of 6.76%, then the Class A-6 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool. Of the Initial Contracts, 93.99% by aggregate principal balance as of the Cut-off Date had Contract Rates higher than 6.76%. The weighted average of the Contract Rates on the Initial Contracts as of the Cut-off Date was approximately 9.47%.

CLASS M-1 INTEREST

  Interest will be paid to the Class M-1 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on each Class of Class A Certificates. Interest on the outstanding Class M-1 Adjusted Principal Balance will accrue from April 28, 1998, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class M-1 Principal Balance is the Original Class M-1 Principal Balance less the sum of all amounts previously distributed to Class M-1 Certificateholders on account of principal. The Class M-1 Adjusted Principal Balance as of any Remittance Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss

Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class M-1 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class M-1 Remittance Rate, to the extent permitted by law.

  The Class M-1 Remittance Rate on each Remittance Date will be 6.86% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios, it is anticipated that the Class M-1 Remittance Rate will be 6.86%. In the unlikely event that a large number of Contracts having Contract Rates higher than 6.86% were to prepay while the Contracts having Contract Rates equal to or lower than 6.86% did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class M-1 Remittance Rate of 6.86%, then the Class M-1 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool. Of the Initial Contracts, 93.99% by aggregate principal balance as of the Cut-off Date had Contract Rates higher than 6.86%. The weighted average of the Contract Rates on the Initial Contracts as of the Cut-off Date was approximately 9.47%.

CLASS B-1 INTEREST

  Interest will be paid to the Class B-1 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on the Class A and Class M-1 Certificates. Interest on the outstanding Class B-1 Adjusted Principal Balance will accrue from April 28, 1998, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class B-1 Principal Balance is the Original Class B-1 Principal Balance less the sum of all amounts previously distributed to Class B-1 Certificateholders on account of principal. The Class B-1 Adjusted Principal Balance as of any Remittance Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-1 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B-1 Remittance Rate, to the extent permitted by law.

  The Class B-1 Remittance Rate on each Remittance Date will be 7.29% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios, it is anticipated that the Class B-1 Remittance Rate will be 7.29%. In the unlikely event that a large number of Contracts having Contract Rates higher than 7.29% were to prepay while the Contracts having Contract Rates equal to or lower than 7.29% did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class B-1 Remittance Rate of 7.29%, then the Class B-1 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool. Of the Initial Contracts, 84.98% by aggregate principal balance as of the Cut-off Date had Contract Rates higher than 7.29%. The weighted average of the Contract Rates on the Initial Contracts was approximately 9.47%.

CLASS A PRINCIPAL

  Holders of a Class of Class A Certificates will be entitled to receive on each Remittance Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account on such date after payment of interest on the Class A, Class M-1 and Class B-1 Certificates, the Class A Percentage of the sum (such sum being referred to hereinafter as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Contract during the related Due Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related Obligor), (ii) the Scheduled Principal Balance of each Contract which, during the month preceding the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Due Period, plus the amount of any reduction in the outstanding principal balance of a Contract during the related Due Period ordered as the result of a bankruptcy or similar proceeding involving the related Obligor, (v) without duplication of the foregoing, all collections in respect of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance
Rate), minus (vi) with respect to all Remittance Dates other than the Remittance Date in June 1998, the amount included in the Formula Principal Distribution Amount for the preceding Remittance Date by virtue of clause (v) of the Formula Principal Distribution Amount, plus (vii) with respect to the Remittance Date in May 1999, the amount, if any, by which the Class A-1 Principal Balance as of such Remittance Date exceeds the sum on such Remittance Date of the amounts described in clause (i) through (vi) above; minus (viii) with respect to the Remittance Date in June 1999, the amount, if any, distributed in respect of principal on the Class A-1 Certificates on the Remittance Date in May 1999 pursuant to clause (vii) above. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Class A Percentage for any Remittance Date will equal a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance and (ii) if the Class M-1 Distribution Test is satisfied on such Remittance Date, the Class M-1 Principal Balance, otherwise zero, and (iii) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

  The Scheduled Principal Balance of a Contract as of any Remittance Date is the unpaid principal balance of such Contract as specified in the amortization schedule at the time relating thereto as of the Due Date in the related Due Period, after giving effect to any previous partial prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment on such Contract. The Pool Scheduled Principal Balance as of any Remittance Date is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of the related Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home have been received. (Section 1.02.)

  The Class A Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, and Class B-1 Adjusted Principal Balance, as follows: first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero, then to the Class A-5 Certificateholders until the Class A-5 Principal Balance has been reduced to zero, and then to Class A-6 Certificateholders until the Class A-6 Principal Balance has been reduced to zero.

  The Class A-1 Certificates will have a final maturity date of May 1, 1999.

MANDATORY PREPAYMENTS ON THE CLASS A-1 CERTIFICATES

  The Class A-1 Certificates will be prepaid in part on the first Payment Date after the Pre-Funding Period (in no event later than July 1, 1998) in the event that any Pre-Funded Amount remains in the Pre-Funding Account on such Payment Date. Any amounts remaining which have not been used to purchase Subsequent Contracts will be paid to the Class A-1 Certificateholders. The Company believes that substantially all of the Pre-Funded

Amount will be used to purchase the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1 Certificateholders will receive some prepayment of principal.

CLASS M-1 PRINCIPAL

  The Class M-1 Certificateholders will be entitled to receive principal on each Remittance Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied.

  The Class M-1 Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance has not yet been reduced to zero and the Class M-1 Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class M-1 Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, and (ii) the Class M-1 Principal Balance and (iii) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

  The Class M-1 Distribution Test will be satisfied if each of the following tests is satisfied: (i) the Remittance Date occurs in or after June 2002; (ii) the Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 3.5%; (iii) the Average Thirty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 5.5%; (iv) Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (v) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.25%; and (vi) the sum of the Class M-1 Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date must be equal to or greater than 23.25%.

  After payment of all principal then distributable on the Class M-1 Certificates, any Class M-1 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class M-1 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

CLASS B-1 PRINCIPAL

  The Class B-1 Certificateholders will be entitled to receive principal on each Remittance Date on which (i) the Class A Principal Balance and Class M-1 Principal Balance have been reduced to zero or (ii) the Class B Distribution Test is satisfied.

  The Class B Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance and the Class M-1 Principal Balance have not yet been reduced to zero and the Class M-1 Distribution Test and the Class B Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, and (ii) the Class M-1 Principal Balance, if any, and (iii) the Class B Principal Balance, all as of such Remittance Date.

  The Class B Distribution Test will be satisfied if each of the following tests is satisfied: (i) the Remittance Date occurs in or after June 2002; (ii) the Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 3.5%; (iii) the Average Thirty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 5.5%; (iv) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (v) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.25%;
(vi) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date must be equal to or greater than 12.75%; and (vii) the Class B Principal Balance must not be less than $10,000,000.

  After payment of all principal then distributable on the Class B-1 Certificates, any Class B-1 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class B-1 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

CLASS B-2 INTEREST

  Interest will be paid to the Class B-2 Certificateholders on each Remittance Date, to the extent of (i) the remaining Amount Available, if any, and (ii) the amount, if any, paid pursuant to the Limited Guarantee. Interest on the outstanding Class B-2 Principal Balance will accrue from April 28, 1998, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Class B-2 Certificateholders on account of principal. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-2 Certificateholders and the Company fails to pay such amount under the Limited Guarantee, the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B-2 Remittance Rate, to the extent permitted by law.

  The Class B-2 Remittance Rate on each Remittance Date will be 8.07% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios, it is anticipated that the Class B-2 Remittance Rate will be 8.07%. In the unlikely event that a large number of Contracts having Contract Rates higher than 8.07% were to prepay while the Contracts having Contract Rates equal to or lower than 8.07% did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class B-2 Remittance Rate of 8.07%, then the Class B-2 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool. Of the Initial Contracts, 70.16% by aggregate principal balance as of the Cut-off Date had Contract Rates higher than 8.07%. The weighted average of the Contract Rates on the Initial Contracts as of the Cut-off Date was approximately 9.47%.

CLASS B-2 PRINCIPAL

  Except for payments of the Class B-2 Liquidation Loss Amount (as described below), the Class B-2 Certificateholders will be entitled to receive principal only on Remittance Dates on which (i) the Class B-1 Principal Balance has been reduced to zero and (ii) the Class B Distribution Test is satisfied; provided, however, that if the Class A Principal Balance, the Class M-1 Principal Balance and the Class B-1 Principal Balance have been reduced to zero, the Class B-2 Certificateholders will nevertheless be entitled to receive principal.

  On each Remittance Date on or after the Class B-1 Cross-over Date on which each Class B Distribution Test is satisfied, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the remaining Amount Available after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

  The Class B Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance and the Class M-1 Principal Balance have not yet been reduced to zero and the Class M-1 Distribution Test and the Class B Distribution Test are not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, and (ii) the Class M-1 Principal Balance, if any, and (iii) the Class B Principal Balance, all as of such Remittance Date.

SUBORDINATION OF CLASS M-1 CERTIFICATES, CLASS B CERTIFICATES, CLASS B-3I CERTIFICATES AND CLASS C CERTIFICATES

  The rights of the holders of the Class M-1 Certificates, the Class B Certificates, the Class B-3I Certificates and the Class C Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the Class A Certificateholders, to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive on any Remittance Date the amount of interest due on the Class A Certificates, including any interest due on a prior Remittance Date but not received, prior to any distribution being made on a Remittance Date in respect of interest on the Class M-1 Certificates, the Class B Certificates and the Class B-3I Certificates. Thereafter, any remaining Amount Available in the Certificate Account will be applied to the payment of interest due on the Class M-1 Certificates and then to the payment of interest due on the Class B-1 Certificates.

  After payment of all interest due on the Class A Principal Balance, the Class M-1 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance, any remaining Amount Available will be distributed in the following order of priority: first, the Class A Percentage of the Formula Principal Distribution Amount will be distributed to the Class A Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class M-1 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-1 Liquidation Loss Interest Amount will be distributed to the Class M-1 Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class B Percentage of the Formula Principal Distribution Amount plus any unpaid Class B-1 Liquidation Loss Interest Amount will be distributed to the Class B-1 Certificateholders. After distribution of all interest and principal then payable on the Class A, Class M-1 and Class B-1 Certificates, the Class B-2 Certificateholders will be entitled to distribution of all interest and principal then payable on the Class B-2 Certificates.

  In addition, the rights of the holders of the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates to receive distributions will be subordinate to such rights of the Class B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class B-1 Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates, the amount of principal and interest due them on each Remittance Date out of the remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class B-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class B-2 Certificates.

  The rights of the Class B-3I and Class C Certificateholders to receive distributions will be subordinated to the rights of the Class B-1 and Class B-2 Certificateholders. On each Remittance Date the Class B-3I Certificateholders will receive the remaining Amount Available, if any, after payment of the amount distributed to the Class A, Class M-1, Class B-1 and Class B-2 Certificateholders as described above (less the Monthly Servicing Fee and amounts retained by the Servicer to reimburse itself for taxes paid in respect of prohibited transactions), but in no event greater than the Excess Interest (as defined in the Agreement). On each Remittance Date, the Class C Subsidiary Certificateholders will be entitled to receive any portion of the remaining Amount Available, after payment of all amounts described above, attributable to aggregate Repossession Profits (as defined in the Agreement).

  As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders on any Remittance Date is intended to include the Class A Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued interest thereon, the deficiency will, in effect, be absorbed by the Class M-1, Class B, Class B-3I and Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. If the Amount Available is not sufficient to cover the entire amount distributable to the Class A Certificateholders or the Class M-1 Certificateholders on a particular Remittance Date, then the amount distributable to the Class A Certificateholders or the Class M-1 Certificateholders, as applicable, will be increased on future Remittance Dates by the amount of such deficiency plus the applicable interest on such amount. To the extent such deficiency is not covered by future Collections or is not absorbed by the Class B-3I Certificateholders or the Monthly Servicing Fee (so long as Green Tree is the Servicer), the Class B Certificateholders will absorb such deficiencies. If the Amount Available is sufficient to cover the amounts distributable in respect of principal to the Class A or Class M-1 Certificateholders but is not sufficient to cover the amounts distributable in respect of principal to the Class B-1 Certificateholders (if any) on a particular Remittance Date, the amount of the deficiency will be carried forward as an amount that the Class B-1 Certificateholders are entitled to receive on the next Remittance Date. Consequently, but for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company is the Servicer) and amounts otherwise distributable to the Class B-2, Class B-3I and Class C Certificateholders, the Class B-1 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as Green Tree is the Servicer) and amounts otherwise distributable to the Class B-3I and the Class C Certificateholders on each Remittance Date, and amounts paid under the Limited Guarantee as described below, the Class B-2 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts.
Class B-2 Certificateholders, however, will be entitled to receive Guarantee Payments and amounts otherwise distributable on Remittance Dates as (i) the Class B-3I Distribution Amount and (ii) the Monthly Servicing Fee payable to the Servicer (so long as the Company is the Servicer), and would be entitled to receive those amounts, if any, not received by the Class B-2 Certificateholders on a prior Remittance Date. If the Company fails to make a payment required under the Limited Guarantee, the Class B-2 Certificateholders will incur a loss on their investment in the Class B-2 Certificates.

LOSSES ON LIQUIDATED CONTRACTS

  In the event the Amount Available in the Certificate Account for any Remittance Date is insufficient to distribute the full Formula Principal Distribution Amount for such Remittance Date to the Certificateholders, the aggregate outstanding Principal Balance of the Certificates will be greater than the Pool Scheduled Principal Balance for such Remittance Date. In such event, the amount of such deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 Certificates (a "Class B-2 Liquidation Loss Amount"), and Green Tree would be obligated to pay the amount of such Class B-2 Liquidation Loss Amount to the Class B-2 Certificateholders pursuant to the Limited Guarantee. If on any Remittance Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance and the Class B-1 Principal Balance were equal to the Pool Scheduled Principal Balance, no further Liquidation Loss Amounts could be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Amount"). Any such Liquidation Loss Amounts would be reduced on subsequent Remittance Dates to the extent that the Amount Available in the Certificate Account on such Remittance Dates is sufficient to permit the distribution of principal due on the Certificates on prior Remittance Dates but not paid. In the event the Adjusted Principal Balance of a Class of Certificates were reduced by a Liquidation Loss Amount, interest accruing on such Class (other than the Class B-2 Certificates) would be calculated on the Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Amount each month (such Class's "Liquidation Loss Interest Amount"), plus interest at the applicable Certificate Rate on any Liquidation Loss Interest Amount due on a prior Remittance Date but not paid, would be paid to the Certificateholders of such Class from the Amount Available after distribution of principal on such Class but prior to any distribution of principal on a subordinate Class.

CAPITALIZED INTEREST ACCOUNT

  Because payments received with respect to interest on the Contracts may be insufficient to cover payments of interest on the Offered Certificates on the Remittance Date in June 1998, an account (the "Capitalized Interest Account") will be established on the Closing Date with a deposit of an amount approved by the Rating Agencies. Funds on deposit in the Capitalized Interest Account will be invested in Eligible Investments (as described under "--Payments on Contracts; Distributions on Certificates"). If the Amount Available is insufficient to make a full distribution of interest on the Offered Certificates (other than the Class B-2 Certificates) on the Remittance Date in June 1998, the Trustee will withdraw the amount of any such shortfall from the Capitalized Interest Account and deposit such amount in the Certificate Account. The Company will be obligated under the Limited Guarantee to make a Guarantee Payment equal to any shortfall in the amount distributable on the Class B-2 Certificates, as described below under "--Limited Guarantee of the Company." The Capitalized Interest Account will be part of the Trust but not part of the Master REMIC or the Subsidiary REMIC. Any funds remaining on deposit in the Capitalized Interest Account after the distribution to Certificateholders in June 1998 will be released to a subsidiary of the Company.

LIMITED GUARANTEE OF THE COMPANY

  In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Contracts, the Company will provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class B-2 Certificates. Each payment required to be made under the Limited Guarantee is referred to as a "Guarantee Payment." Prior to the Class B-1 Cross-over Date, or on any Remittance Date on or after the Class B-1 Cross-over Date on which the Class B Distribution Test is not satisfied (unless the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (i) the Class B-2 Formula Distribution Amount for such Remittance Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates for such Remittance Date plus the Class B-2 Liquidation Loss Amount for such Remittance Date, if any) exceeds (ii) the Class B-2 Distribution Amount for such Remittance Date. The Class B-2 Liquidation Loss Amount for any Remittance Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date. On each Remittance Date on or after the Class B-1 Cross-over Date, if the Class B Distribution Test is satisfied on such Remittance Date (or if the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (i) the Class B-2 Formula Distribution Amount for such Remittance Date (which will include both interest and principal and the Class B-2 Liquidation Loss Amount, if any) exceeds (ii) the remaining Amount Available for such Remittance Date.

  The Limited Guarantee will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guarantee will not benefit in any way, or result in any payment to, the Class A, Class M-1, Class B-1, Class B-3I or Class C Certificateholders. The ratings assigned to the Class B-2 Certificates may be affected by the ratings of the Company's debt securities. See "Summary of the Terms of the Offered Certificates--Rating" and "Green Tree Financial Corporation--Recent Developments."

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A-1 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class A
  Certificates allocable to interest (separately identifying any prior Class A interest shortfall included in the distribution and any remaining Class A interest shortfall after giving effect to such distribution);

    (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class A principal shortfall after giving effect to such distribution);

    (c) the Principal Balance of each Class of Class A Certificates after giving effect to the distribution of principal on such Remittance Date;

    (d) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

    (e) the Class A Percentage for such Remittance Date and the following Remittance Date;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M-1 Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance);

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (h) the number of Manufactured Homes that were repossessed during the related Due Period;

    (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (j) the Class M-1 Distribution Test;

    (k) the Class B Distribution Test;

    (l) the weighted average Contract Rate of all outstanding Contracts;

    (m) the deficiency, if any, in the amount available to pay the Class M-1 Interest for such Remittance Date; and

    (n) the deficiency, if any, in the amount available to pay the Class B-1 Interest for such Remittance Date.

Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any prior Class M-1 interest shortfall included in the distribution and any remaining Class M-1 interest shortfall after giving effect to such distribution, and any Class M-1 Liquidation Loss Interest Amount);

    (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class M-1 principal shortfall after giving effect to such distribution);

    (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class M-1 Certificates after giving effect to the distribution of principal on such Remittance Date;

    (d) the Class M-1 Percentage for such Remittance Date and the following Remittance Date;

    (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

    (f) the Pool Factor;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (h) the number of Manufactured Homes that were repossessed during the related Due Period;

    (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (j) the Class M-1 Distribution Test;

    (k) the Class B Distribution Test; and

    (l) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-1 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class B-1 Certificates allocable to interest (separately identifying any prior Class B-1 interest shortfall included in the distribution and any remaining Class B-1 interest shortfall after giving effect to such distribution, and any Class B-1 Liquidation Loss Amount);

    (b) the amount of such distribution to holders of the Class B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class B-1 principal shortfall after giving effect to such distribution);

    (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class B-1 Certificates after giving effect to the distribution of principal on such Remittance Date;

    (d) the Class B Percentage for such Remittance Date and the following Remittance Date;

    (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

    (f) the Pool Factor;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (h) the number of Manufactured Homes that were repossessed during the related Due Period;

    (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (j) the Class M-1 Distribution Test;

    (k) the Class B Distribution Test; and

    (l) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest (separately identifying any prior Class B-2 interest shortfall included in the distribution and any remaining Class B-2 interest shortfall after giving effect to such distribution);

    (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class B-2 principal shortfall after giving effect to such distribution);

    (c) the amount, if any, by which the Class B-2 Formula Distribution Amount exceeds the Class B-2 Remaining Amount Available for such Remittance Date;

    (d) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Remittance Date;

    (e) the Class B Percentage for such Remittance Date and the following Remittance Date;

    (f) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date and the following Remittance Date;

    (g) the Pool Factor;

    (h) the Class B-2 Liquidation Loss Amount, if any, for such Remittance
  Date;

    (i) the Guarantee Payment, if any, for such Remittance Date;

    (j) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (k) the number of Manufactured Homes that were repossessed during the related Due Period;

    (l) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (m) the Class M-1 Distribution Test;

    (n) the Class B Distribution Test; and

    (o) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

  The Agreement provides that on any Remittance Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, upon the Company or the Servicer giving notice mailed no earlier than the 1st day and no later than the 10th day of the month next preceding the month of such final distribution, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date and (y) the fair market value of such acquired property (as determined by the Company) and (b) the aggregate fair market value (as determined by the

Company) of all of the assets of the Trust, plus, in each case, any unpaid interest at the related Remittance Rates on each Class of Class A Certificates, any unpaid interest at the Class M-1 Remittance Rate on the Class M-1 Certificates, and any unpaid interest at the related Remittance Rates on each Class of Class B Certificates, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed). (Section 8.05.)

TERMINATION OF THE AGREEMENT

  The Agreement will terminate upon the last action required to be taken by the Trustee on the final Remittance Date following the later of (i) the purchase by the Company or the Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described under "--Repurchase Option" or (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home.

  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Class A Certificates, any unpaid interest at the related Remittance Rates, (ii) any unpaid interest on the Class M-1 Certificates, (iii) any unpaid interest on the Class B-1 Certificates, (iv) the Principal Balance of each Class of Class A Certificates, (v) the Class M-1 Principal Balance, (vi) the Class B-1 Principal Balance, (vii) any unpaid interest on the Class B-2 Certificates,
(viii) the Class B-2 Principal Balance, (ix) any unpaid interest on the Class B-3I Certificates and (x) as to the Class C Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(ix) above. (Section 12.03.)

AMENDMENT

  The Agreement may be amended by agreement of the Trustee, the Company and the Servicer at any time, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to add or amend any provision as required by Moody's, Fitch or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Class A Certificates, the Class M-1 Certificates or any Class of Class B Certificates or to add other provisions not inconsistent with the Agreement upon receipt of an Opinion of Counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder. (Section 12.07.) Neither the Company nor the Servicer is obligated to take any action to maintain or improve the rating given any Class of Class A Certificates, the Class M-1 Certificates or any Class of Class B Certificates.

  The Agreement may also be amended from time to time by the Trustee, the Company and the Servicer, with the consent of the holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 51%, provided that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (b) reduce the aforesaid percentages of Certificateholders required for any amendment of the Agreement, without the unanimous consent of the Certificateholders, (c) adversely affect the status of either the Subsidiary REMIC or the Master REMIC as a REMIC or the status of the Certificates as "regular interests" therein, or cause any tax to be imposed on the Trust, or
(d) modify in any manner the rights of the Class C Certificateholders, without the unanimous consent of the Class C Certificateholders. (Section 12.07.)

  The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Company, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement (i) to maintain the qualification of each of the Subsidiary REMIC and the Master REMIC as a REMIC under the Code or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (a) an Opinion of Counsel is delivered to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (b) such amendment shall not materially adversely affect the interests of any Certificateholder or (ii) to prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code.

  The Trustee is required under the Agreement to furnish Certificateholders affected thereby with notice promptly upon execution of any amendment to the Agreement. (Section 12.07.)

THE TRUSTEE

  U.S. Bank National Association (the "Trustee") is a national banking association, the corporate trust offices of which are located at 180 East Fifth Street, St. Paul, Minnesota 55101.

  The Agreement requires the Trustee to maintain, at its own expense, an office or agency in St. Paul, Minnesota, where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof, the address of the Trustee for such purposes is U.S. Bank National Association, 180 East Fifth Street, St. Paul, Minnesota 55101. The Trustee will promptly give written notice to the Certificateholders of any change thereof. (Section 12.02.)

REGISTRATION OF THE OFFERED CERTIFICATES

  The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Offered Certificates may do so only through Participants (unless and until Definitive Class A, Class M-1 and Class B Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A, Class M-1 and Class B Certificates, except under the limited circumstances described below.

  Unless and until Definitive Class A, Class M-1 and Class B Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A, Class M-1 and Class B Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While the Class A, Class M-1 and Class B Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A, Class M-1 and Class B Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A, Class M-1 and Class B Certificates. Participants with whom Certificate Owners have accounts with respect to Class A, Class M-1 and Class B Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners.

Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Class A, Class M-1 and Class B Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class A, Class M-1 and Class B Certificates"), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A, Class M-1 and Class B Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class A, Class M-1 and Class B Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company and the Trustee that, unless and until Definitive Class A, Class M-1 and Class B Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Class A, Class M-1 and Class B Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class A, Class M-1 and Class B Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A, Class M-1 and Class B Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A, Class M-1 and Class B Certificates which conflict with actions taken with respect to other Class A, Class M-1 and Class B Certificates.

  Issuance of Class A, Class M-1 and Class B Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A, Class M-1 and Class B Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A, Class M-1 and Class B Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                                USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, the costs of carrying the Contracts until the sale of the Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                             ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted substantially identical administrative exemptions to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990)), Lehman Brothers Inc. (Prohibited Transaction Exemption 91-14; Exemption Application No. D-7958, 56 Fed. Reg. 7413 (1991)), and to Salomon Brothers Inc (Prohibited Transaction Exemption 89-89, as amended; Exemption Application No. D-6446, 54 Fed. Reg. 42589
(1989)) (collectively referred to as the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sale contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, S&P, Fitch or Duff & Phelps Credit Rating Co. (the "Exemption Rating Agencies");

    (4) The trustee of the Plan is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least 50% of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Contracts supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all the Contracts be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

    (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered must be less than or equal to 25%;

    (2) all Subsequent Contracts transferred to the Trust after the Closing Date must meet the same terms and conditions for eligibility as the Initial Contracts and Additional Contracts used to create the Trust, which terms and conditions have been approved by one of the Exemption Rating Agencies;

    (3) the transfer of the Subsequent Contracts to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Contracts in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Contracts which were transferred to the Trust on the Closing Date;

    (5) for transactions occurring on or after May 23, 1997, either:

      (i) the characteristics of the Subsequent Contracts must be monitored by an insurer or other credit support provider which is independent of the Company; or

      (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemption Rating Agencies rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Contracts conform to the characteristics described in the Prospectus, Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Contracts which were transferred to the Trust as of the Closing Date;

    (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

    (7) amounts transferred to the Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemption Rating Agencies rating the Certificates, and such investment must be described in the Agreement and must:

      (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

      (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies.

    (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period;

    (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  The Company believes that the Exemption will apply to the acquisition and holding of Class A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  The three administrative exemptions referred to herein as the Exemption are included in the "underwriter exemptions" listed in PTE 95-60. Consequently, the exemption provided by PTE 95-60 may apply to the acquisition and holding of the Offered Certificates by an insurance company general account in which an employee benefit plan has an interest. The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the DOL to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the Code to insurance company general accounts. Any insurance company which proposes to purchase any Offered Certificates for its general account should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the insurance company's acquisition and ownership of any of the Offered Certificates. Assets of an insurance company general account in which an employee benefit plan has an interest should not be invested in any of the Offered Certificates unless it is clear that PTE 95-60, the 1996 Act or other exemptive relief will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of Class M-1 or Class B Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of a Class M-1 or Class B Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class M-1 or Class B Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Class A Certificates and the Class M-1 Certificates offered hereby will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until such time as the Pre-Funded Amount is reduced to zero. At such time, the Class A Certificates and the Class M-1 Certificates will be "legal investments" for certain types of institutional investors to the extent provided in that Act. Because the Class B Certificates will not be rated in one of its two highest rating categories by S&P or Fitch, the Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in more highly rated securities based on first mortgage loans may not be legally authorized to invest in the Class B Certificates.

  The Company makes no representation as to the proper characterization of the Class B Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class B Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B Certificates) may adversely affect the liquidity of the Class B Certificates.

                                 UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite their names below.

                          PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                          AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                          CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5
      UNDERWRITER        CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
      -----------        ------------ ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated..... $ 6,968,000  $ 9,334,000  $20,000,000  $10,000,000  $ 35,000,000
Lehman Brothers Inc. ...   6,966,000    9,333,000   20,000,000   10,000,000    35,000,000
Salomon Brothers Inc ...   6,966,000    9,333,000   20,000,000   10,000,000    35,000,000
                         -----------  -----------  -----------  -----------  ------------
   Totals............... $20,900,000  $28,000,000  $60,000,000  $30,000,000  $105,000,000
                         ===========  ===========  ===========  ===========  ============

                             PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                             AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                             CLASS A-6    CLASS M-1    CLASS B-1    CLASS B-2
        UNDERWRITER         CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
        -----------         ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated........ $ 59,534,000 $ 11,668,000 $ 7,500,000  $ 6,668,000
Lehman Brothers Inc. ......   59,533,000   11,666,000   7,500,000    6,666,000
Salomon Brothers Inc ......   59,533,000   11,666,000   7,500,000    6,666,000
                            ------------ ------------ -----------  -----------
   Totals.................. $178,600,000  $35,000,000 $22,500,000  $20,000,000
                            ============ ============ ===========  ===========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  Green Tree has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                           SELLING   REALLOWANCE
     CLASS                                                CONCESSION  DISCOUNT
     -----                                                ---------- -----------
     A-1.................................................     .06%      .025%
     A-2.................................................    .125%      .075%
     A-3.................................................    .175%        .1%
     A-4.................................................      .2%      .125%
     A-5.................................................     .25%       .15%
     A-6.................................................    .325%      .125%
     M-1.................................................      .4%        .2%
     B-1.................................................      .4%        .2%
     B-2.................................................    .425%        .2%

  Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

  The validity of the Certificates will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota, and for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Dorsey & Whitney LLP.

PROSPECTUS

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
            Manufactured Housing Contract Pass-Through Certificates
                             (Issuable In Series)

  Manufactured Housing Contract Pass-Through Certificates ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of manufactured housing installment sales contracts and installment loan agreements (the "Contracts"), as more particularly described herein, and in certain other property conveyed by Green Tree Financial Corporation (the "Company"). The Contracts included in any Contract Pool will be described in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by the Company. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Remittance Rate that will be paid to Certificateholders of each Class or sub-class of such Series. Such Remittance Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates--Advances" and "-- Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

  The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

  THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR ANY OF ITS AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR (EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT) BY ANY OTHER PERSON OR ENTITY.

                               ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF A SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is April 20, 1998.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Fund as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 115 Sansome Street, San Francisco, California.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's current report on Form 8-K dated April 6, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Capitalized terms used herein shall have the respective meanings assigned them in the "Glossary."

Title of Securities..........  Manufactured Housing Contract Pass-Through Cer-
                                tificates (Issuable in Series) (the "Certifi-cates").

Seller.......................
                               Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer").

Special Considerations.......  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Risk Factors" here-in.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in Series pursuant to sepa-rate Pooling and Servicing Agreements (each, an "Agreement") between the Company, as Seller and Servicer, and the Trustee specified in the re-lated Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts evidenced by a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing install-ment sales contracts and installment loan agreements and will be conventional contracts or contracts insured by the Federal Housing Ad-ministration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Each Con-tract will be secured by a new or used Manufac-tured Home (as defined herein) or, in certain cases, by a mortgage or deed of trust on the real estate to which the manufactured home is deemed permanently affixed (a "Land-and-Home Contract").

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average contrac-tual rate of interest (the "Contract Rate") on the Contracts; (iii) the weighted average term to scheduled maturity as of origination; (iv) the weighted average term to scheduled maturity as of the Cut-off Date and the range of terms to maturity; (v) the percentage amount of Con-tracts secured by new or used Manufactured Homes; (vi) the average outstanding principal balance of the Contracts as of the Cut-off Date; (vii) the range of Loan-to-Value Ratios; and (viii) the geographic location and types of Manufactured Homes securing the Contracts. In addition, if so specified in the related Pro-spectus Supplement, additional Contracts may be purchased from the Company during the Pre-Fund-ing Period specified in the related Prospectus Supplement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Sup-plement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of
 Certificates................  The Certificates of each Series may be issued in one or more Classes or subclasses as and on the terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates" herein. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"). Certificates of a Series which includes Senior and Sub-ordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Sub-ordinated Certificates of a Series will be sub-ordinated in certain respects to the Senior Certificates of the same Series. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The Certificates will not be guar-anteed or insured by any government agency or, unless otherwise specified in the related Prospectus Supplement, other insurer and, except as described below and in the re-lated Prospectus Supplement, the Contracts will not be guaranteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those Senior Certificateholders. This subordination is in-tended to enhance the likelihood of regular re-ceipt by Senior Certificateholders of the full amount of scheduled monthly payments of princi-pal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supple-ment, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhance-ment and may, if rated in one of the four high-est rating categories by a nationally recog-nized statistical rating organization, be of-fered pursuant to this Prospectus and such Pro-spectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each a "Re-mittance Date"), commencing on the date speci-fied in the related Prospectus Supplement. The related Prospectus Supplement will set forth for each Class or sub-class of Certificates the interest rate, if any, for each such Class or sub-class or the method of determining such in-terest rate. See "Yield Considerations" and "Description of the Certificates." As specified in the related Prospectus Supplement, Classes of a Series of Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certifi-cates.

Principal (Including
 Prepayments)................  Except as otherwise set forth in the related
                                Prospectus Supplement, principal on each Con-tract, including any principal prepayments, will be passed through on each Remittance Date. See "Maturity and Prepayment Considerations" and "Description of the Certificates." If so specified in the Prospectus Supplement with re-spect to a Class or sub-class of a Series hav-ing a Stated Balance, such distributions may be made in reduction of the Stated Balance, in an amount equal to the Certificate Remittance Amount or such other amounts as are specified in the related Prospectus Supplement. See "Ma-turity and Prepayment Considerations" and "De-scription of the Certificates--Distributions on Certificates" and "--Payments on Contracts."

Optional Termination.........  If so specified in the related Prospectus Sup-
                                plement, each of the Company or the Servicer may at its option repurchase all Contracts re-lating to a Series of Certificates remaining outstanding at such time and under the circum-stances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts. See "Description of the Certificates--Termination of the Agree-ment."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."


Representations and
 Warranties of the Company...  As a condition to the Company's conveyance of any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or substitute for the affected Con-tract, in each case under the conditions fur-ther described herein. See "Description of the Certificates--Conveyance of Contracts" herein.

Federal Income Tax
 Considerations..............  If an election (a "REMIC Election") is made to treat the Trust Fund represented by a series of Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), each class of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax consequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supple-ment, a Class of Certificates offered hereby may represent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Pooling and Servicing Agreement. See "Certain Federal Income Tax Consequences--REMIC Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates will be treated as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts in-cluded in such Contract Pool. See "Certain Fed-eral Income Tax Consequences--Non-REMIC Se-ries."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations" herein.

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, any Certificates offered hereby that are rated by at least one nation-ally recognized statistical rating organization in one of its two highest rating categories will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as such (unless otherwise indicated in the applicable Prospec-tus Supplement) will be "legal investments" for certain types of institutional investors to the extent provided in that Act. Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories and thus would not constitute "mortgage related se-curities." See "Legal Investment" herein.

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings" herein.

                                 RISK FACTORS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. General. An investment in Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. To the extent that losses on the Contracts are not covered by the subordination of other Classes of Certificates, if any, or by any other form of credit enhancement, Holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. See "The Trust Fund--The Contract Pools."

    2. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company, except to the limited extent described herein. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) by the Company.

    3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that it will remain for the term of any Series of Certificates.

    4. Prepayment Considerations. The prepayment experience on the related Contracts will affect the average life of each Class of Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If the Certificates of any Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Maturity and Prepayment Considerations."

    5. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Manufactured Home (or, in the case of a Land-and-Home Contract, by a mortgage or deed of trust on the real estate to which the Manufactured Home is permanently affixed). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Company will not amend any certificate of title to name the Trustee as the lienholder and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states in the absence of such an amendment to the certificate of title the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and in the absence of such notation or delivery to the Trustee the assignment of the security interest in the Manufactured Home to the Trustee may not be effective against creditors of the Company or a trustee in bankruptcy of the Company. Because of the expense and administrative inconvenience involved, the Company will not record the assignment to the Trustee of the mortgage or deed of trust securing each Land-and-Home Contract. Consequently, in some states in the absence of such recordation the assignment to the Trustee of the mortgage or deed of trust securing a Land-and-Home

  Contract may not be effective, and in the absence of such recordation the assignment of the mortgage or deed of trust to the Trustee may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company. In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws would apply to the Trust Fund as assignee of the Contracts. From time to time, the Company has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. Pursuant to the Agreement, the Company will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach by the Company of any such warranty that materially adversely affects any Contract would require the Company to repurchase, or at its option substitute another manufactured housing contract for, such Contract unless such breach is cured within 90 days. If the Company does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein.

    6. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

    The case of Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
  1993) contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the Company were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, Certificateholders could experience a delay or reduction in distributions.

                                THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional

Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist of manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by the Company on an individual basis in the ordinary course of business. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home (as defined below) or by a mortgage or deed of trust relating to the real estate to which the Manufactured Home is deemed permanently affixed (a "Land-and-Home Contract"). Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date or dates (a "step-up rate").

  The Company will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under this chapter."

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents (other than the documents relating to Land-and-Home Contracts) will be held by the Servicer as custodian for the Trustee. The documents relating to any Land-and-Home Contracts will be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") between the Trustee and the Custodian.

  Each Contract Pool will be composed of Contracts bearing interest at the annual fixed or variable Contract Rates or step-up rates specified in the Prospectus Supplement. Unless otherwise specified in the related

Prospectus Supplement, the Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate Contracts") will increase on the dates on which the Contract Rates are stepped up. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

  A Contract Pool may include "staged-funding" Contracts, under which the Company makes multiple disbursements to enable the Obligor to finance both the purchase of a Manufactured Home and the acquisition or improvement of the related real estate. For example, the Company might make disbursements to enable the Obligor to purchase the real estate on which the Manufactured Home is to be located, then to make improvements on the real estate (such as a driveway, well and septic system), then to purchase and deliver the Manufactured Home, and then to make final site improvements. Prior to the final disbursement, the Obligor pays only interest on the disbursed amount of the loan; following the final disbursement, the Obligor begins making fully amortizing payments of principal and interest. The Company will represent and warrant in the related Agreement that all staged-funding Contracts included in a Contract Pool will have been fully disbursed within 90 days after the related Closing Date, and the Company will be obligated to repurchase on the next Remittance Date any staged-funding Contract that has not been fully disbursed by such date.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balances of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the original maturities of the Contracts and the last maturity date of any Contract; and the locations of the Obligors on the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, costs of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,140,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured housing throughout the nation. The Company is the largest servicer of manufactured housing government insured or guaranteed contracts and of conventional manufactured housing contracts in the United States. The Company acts as Servicer of the Contracts. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, the Company serves all 50 states. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from the Company upon written request.

CONTRACT ORIGINATION

  Through its regional service centers, the Company arranges to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. The Company's regional service center personnel contact dealers located in their region and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use the Company's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer execute a dealer agreement. The Company also originates manufactured housing installment loan agreements directly with customers, particularly in instances where a homeowner wants to refinance an existing manufactured housing contract (which may or may not be with the Company).

  All contracts that the Company originates are written on forms provided by the Company and are originated on an individually approved basis in accordance with the Company's guidelines. The dealer or the customer submits the customer's credit application and purchase order to a regional service center where Company personnel make an analysis of the creditworthiness of the proposed buyer. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. The Company uses a proprietary automated credit scoring system, which is a statistically based scoring system that quantifies information using variables obtained from customers' credit applications and credit reports. As of December 31, 1997, this credit scoring system has been used in making credit determinations on over 3.1 million applications. The Company believes the use of this proprietary credit scoring system has contributed to the reduction in the number of repossessions incurred as a percentage of the Company's servicing portfolio. Manufactured housing contracts are assumable by any individual who meets the Company's then-current underwriting criteria. If the application meets the Company's guidelines and the credit is approved, the Company purchases the contract after the manufactured home is delivered and set up and the customer has moved in.

  Generally, the loan-to-value ratio for any Contract is not expected to exceed 95%, except for certain incentive programs. The Company computes the loan-to-value ratio with respect to each Contract by first computing the percentage relationship that the down payment (which, in the case of certain Contracts, including Land-and-Home Contracts, may include the borrower's equity in land (based on the appraised value, discounted up to 20%, less encumbrances) for which a lien has been granted to the Company) bears to the total loan amount plus any cash down payment (plus, in certain cases, fees and insurance premiums financed), then subtracting the result from one. For certain Contracts in which a lien on land has been granted to the Company in lieu of or as a supplement to a cash down payment, the loan-to-value ratio is computed by dividing the appraised value of the land (discounted up to 20%) by the total loan amount and subtracting the result from one. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

  The volume of manufactured housing contracts purchased or originated by the Company for the past five years and certain other information at the end of such years were as follows:

                                         YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------------
                             1993        1994        1995        1996        1997
                          ----------  ----------  ----------  ----------  ----------
                              (DOLLARS IN THOUSANDS EXCEPT FOR AVERAGE SIZE)
Principal balance of
 contracts purchased:
  FHA/VA................  $  252,466  $   67,260  $   18,842  $   14,333  $   13,398
  Conventional..........   2,196,655   3,134,231   4,140,994   4,867,685   5,541,120
                          ----------  ----------  ----------  ----------  ----------
      Total.............  $2,449,121  $3,201,491  $4,159,836  $4,882,018  $5,554,518
                          ==========  ==========  ==========  ==========  ==========
Number of contracts pur-
 chased.................      96,934     117,742     133,398     143,145     152,839
Average contract size...  $   25,266  $   27,191  $   31,184  $   34,105  $   36,342
Average interest rate...        10.1%       11.0%       10.7%       10.2%       10.3%
Weighted average remain-
 ing term at purchase
 (months)...............         205         218         266         291         298

POOLING AND DISPOSITION OF CONTRACTS

  The Company generally pools contracts for sale to investors within 15 to 120 days of purchase. In the case of FHA-insured and VA-guaranteed manufactured housing contracts, the Company generally issues modified pass-through certificates secured by the contracts and guaranteed by the Government National Mortgage Association ("GNMA certificates"). The GNMA certificates provide for the payment by the Company to registered holders of GNMA certificates of monthly payments of principal and interest and the "pass-through" of any prepayments of the contracts.

  In the case of conventional manufactured housing contracts, the Company sells pools of contracts through asset securitization vehicles such as the Trust Funds described herein. The Company establishes a specified level of recourse (which may take the form of a subordinated right to interest payments on the Contracts, payable after the payment of scheduled principal and interest on the related investor interests) or a cash reserve fund for losses on the contracts comprising the pools. Upon a default under a contract and a liquidation of the underlying collateral, any net losses are charged against the established recourse amount or the reserve fund.

SERVICING

  The Company services all of the manufactured housing contracts it originates or purchases from other originators, collecting loan payments, taxes and insurance payments where applicable and other payments from borrowers and remitting principal and interest payments to the holders of the conventional contracts or of the GNMA certificates backed by FHA-insured and VA-guaranteed contracts.

  The following table shows the composition of the Company's servicing portfolio of contracts that the Company originated, together with subserviced Contracts not originated by the Company, including manufactured housing contracts, recreational vehicle contracts, motorcycle contracts, special product contracts and home improvement contracts, on the dates indicated:

                                                     DECEMBER 31,
                                       -----------------------------------------
                                        1993    1994    1995    1996     1997
                                       ------- ------- ------- ------- ---------
                                                 (DOLLARS IN MILLIONS)
Fixed term contracts..................  $7,194  $9,653 $13,314 $18,965 $  26,036
Revolving credit .....................      --     168     574   1,108     1,921
                                       ------- ------- ------- ------- ---------
  Total...............................  $7,194  $9,821 $13,888 $20,073 $  27,957
                                       ======= ======= ======= ======= =========
Number of contracts serviced.......... 406,000 512,000 657,000 827,000 1,076,000

                             YIELD CONSIDERATIONS

  The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Remittance Rate with respect to each Certificate will be calculated similarly.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, each as further described in "Description of Certificates-- General," may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

  If a Series of Certificates contains Classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class and the percentage of the original principal of each such Class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 30 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA Contracts and VA Contracts may be prepaid at any time without penalty. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Certificates. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards.

  Information regarding the Prepayment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

  See "Description of the Certificates--Termination of the Agreement" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclass of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from certain hazard insurance on individual Manufactured Homes and

Manufactured Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, all documents contained in the Contract files and all proceeds derived from any of the foregoing. (Section 2.01.) On behalf of the Trust, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. (Sections 1.02 and 2.02.) Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. (Sections 1.02 and 5.04.) Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Agreement will designate the Company as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes (other than the Land-and-Home Contracts and related documents). (Sections 2.03 and 4.01.) To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Risk Factors--Security Interests and Certain Other Aspects of the Contracts." The Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the documents relating to all Land-and-Home Contracts.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that: (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file or the Land-and-Home Contract file;
(c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract is covered by hazard insurance described under "--Servicing--Hazard Insurance";
(f) each Contract has been originated by a manufactured housing dealer or the Company in the ordinary course of such dealer's or the Company's business and, if originated by a manufactured housing dealer, was purchased by the Company in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Agreement or pursuant to the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee; (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date, or the date of origination, if later, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract other than a step-up rate Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the Holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) except as specified in the related Prospectus Supplement, none of the Contracts had a Loan-to-Value Ratio at origination greater than 95% and, if the related Manufactured Home was new at the time such Contract was originated, the original principal balance of such Contract did not exceed 130% of the manufacturer's invoice price plus 100% of taxes and license fees, 130% of freight charges, 100% of the dealer's cost of dealer-installed equipment (not to exceed 25% of the amount financed in all states except California; not to exceed 70% of the manufacturer's invoice price in California if required to meet park requirements) and up to $1,500 of set-up costs per module; (t) at the time of origination of each Contract the Obligor was the primary resident of the related Manufactured Home; (u) other than the Land-and-Home Contracts, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair; (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6) and each manufactured housing dealer from whom the Company purchased a Contract was approved by the Company in accordance with the requirements of the Secretary of Housing and Urban Development; (w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code; and (x) if a Contract is an FHA/VA Contract, the Contract has been serviced in accordance with FHA/VA Regulations, the insurance or guarantee of the Contract under the FHA/VA Regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee. (Article III.)

  Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. (Section 3.05.) The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. (Section 1.02.) This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions. (Section 6.06.)

  In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. (Section 1.02.) The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment. (Sections 1.02 and 3.05.)

PAYMENTS ON CONTRACTS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date):

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

    (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the third Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Remittance Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in (i) through (v) above, are referred to herein as the "Amount Available."

  Unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates having a Class of Subordinated Certificates, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Holders of Senior Certificates, in the aggregate, the lesser of (i) the Senior Distribution Amount plus the Outstanding Senior Shortfall (each defined below), or (ii) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes of Senior Certificates times the Amount Available plus (a) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes of Subordinated Certificates times the Amount Available, not to exceed the Available Subordination Amount, if any, as defined in the related Prospectus Supplement, and (b) Advances, if any, made by the Servicer. The distribution made to the Certificateholders of each Class of Senior Certificates shall be calculated as described in the related Prospectus Supplement and may vary as to the allocation of principal or interest or both. Unless otherwise specified in the related Prospectus Supplement, the Senior Distribution Amount is an amount equal to the percentage interest of the Classes of Senior Certificates times:

    (i) all regularly scheduled payments of principal of and interest which were due on Contracts during the related Due Period, whether or not received, with the interest portions thereof adjusted to the Remittance Rate;

    (ii) all Principal Prepayments made by the Obligor during the prior Due Period;

    (iii) with respect to each Contract not described in (iv) below, all insurance proceeds, all condemnation awards and any other cash proceeds from a source other than the Obligor, to the extent required to be deposited in the Certificate Account, which were received during the prior Due Period, net of related unreimbursed Advances and net of any portion thereof which, as to any Contract, constitutes late collections;

    (iv) with respect to each Contract as to which a receipt of Liquidation Proceeds has been received during the prior Due Period or other event of termination of the Contract has occurred during the prior Due Period, an amount equal to the principal amount of the Contract outstanding immediately prior to the date of receipt of such Liquidation Proceeds or such other event of termination, reduced by the principal portion of any unpaid payments due on or before such date to the extent previously advanced against or otherwise received by the Certificateholder, plus interest thereon from the most recent Due Date at the Remittance Rate; and

    (v) with respect to each Contract repurchased by the Company for which the repurchase price was not distributed previously, an amount equal to the principal amount of the Contract outstanding on the date of such repurchase reduced by the principal portion of any unpaid payments due on or before such date (but only to the extent advanced against or otherwise received by the Certificateholders), plus interest thereon to the most recent Due Date.

  The Outstanding Senior Shortfall for any Class of Senior Certificates means as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for such Class for any Remittance Date exceeded the amount actually paid on such Remittance Date plus interest at the Remittance Rate.

  Unless otherwise specified in the related Prospectus Supplement, on each Remittance Date, the Servicer shall distribute to the Classes of Subordinated Certificateholders, in the order set forth in the related Prospectus Supplement, the balance of the Amount Available, if any, after the payment to the Senior Certificateholders, as described above.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Remittance Date to the Certificateholders of the Class then entitled to receive such Certificate distributions until the aggregate amount of such distributions have reduced the Stated Balance of the Certificates of such Class to zero or a specified percentage. Allocation of distributions in reduction of Stated Balance will be made to each Class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class then entitled to receive such distributions will be made pro rata among the Certificates of such Class.

  Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to holders of Certificates of a Class then entitled thereto on any Remittance Date will equal, to the extent funds are available, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series, if any, from the prior Remittance Date (or since the date specified in the related Prospectus Supplement in the case of first Remittance Date) (the "Accrual Remittance Amount"); (ii) the Certificate Remittance Amount; and (iii) the applicable percentage of the Excess Cash Flow, if any, specified in such Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Certificate Remittance Amount with respect to a Remittance Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Balance thereof on such Remittance
Date) exceeds the Asset Value, as defined in the related Prospectus Supplement, of the Contracts in the Contract Pool underlying such Series as of the end of the applicable Due Period specified in the related Prospectus Supplement. For purposes of determining the Certificate Remittance Amount with respect to a Remittance Date, the Asset Value of the Contracts will be reduced to take into account the interest evidenced by such Classes of Certificates in the principal distributions on or with respect to such Contracts received by the Trustee during the preceding Due Period.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of which have been assigned a Stated Balance, Excess Cash Flow represents the excess of (i) the interest evidenced by such Classes of Certificates in the distributions received on the Contracts underlying such Series in the Due Period preceding a Remittance Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes since the preceding Remittance Date (or since the date specified in the related Prospectus Supplement in the case of the first Remittance Date), the Certificate Remittance Amount for the then current Remittance Date and, if applicable, any payments made on any Certificates of such Class pursuant to any special distributions in reduction of Stated Balance during such Due Period.

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

  If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, plus interest at the Remittance Rates of the respective Contracts to which such shortfall is attributable, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

  Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

  Subordinated Certificates. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool.

ADVANCES

  To the extent provided in the related Prospectus Supplement, the Servicer is obligated to make periodic Advances of cash from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. The Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount. If so specified in the related Prospectus Supplement, the Servicer will not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest respecting which any such Advance was made.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical series of Certificates issued, and with a Cut-off Date occurring, on January 15, 1998 (all days are assumed to be business days):

January 15...................................... (1) Cut-off Date.
January 15-February 14.......................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     Principal Prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
February 27..................................... (3) Record Date.
February 25..................................... (4) Determination Date.
                                                     Distribution amount
                                                     determined.
March 1......................................... (5) Remittance Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and Principal Prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on March 1 will be made to Certificateholders of record at the close of business on the Business Day immediately preceding the related Remittance Date.
(4) On February 25 (the third Business Day prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on March 1. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on March 1 will include the full amounts of principal and interest due during the related Due Period. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On March 1, the amounts determined on February 25 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any Manufactured Home and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates). (Article
X).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer. (Section 10.04.)

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Hazard Insurance. Except as otherwise specified in the related Prospectus Supplement, the terms of the Agreement will require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

  If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants stating that such firm has examined certain documents, records and managements' assertions relating to loans serviced by the Servicer and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor program, except for any significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards require it to report. (Article VI.)

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts. (Section 12.01.)

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will also provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

  The Servicer shall keep in force throughout the term of this Agreement (i) policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

  The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Remittance Date) equal to 1/12th of the product of 0.50% and the Pool Scheduled Principal Balance for the immediately preceding Remittance Date. As long as the Company is the Servicer the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Remittance Date.

  The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional administrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home. (Section 5.08.)

  As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. (Section 1.02.)

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will include
(i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; and (v) the Servicer is no longer an Eligible Servicer (as defined in the applicable Agreement). Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the

Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (i) the amount of such distribution allocable to principal on the Contracts;

    (ii) the amount of such distribution allocable to interest on the Contracts;

    (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

    (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

    (v) the outstanding principal balance of the Contracts; and

    (vi) the approximate weighted average Remittance Rate of the Contracts during the Due Period immediately preceding such Remittance Date.

  In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) through (v) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns and (c) if so specified in the related Prospectus Supplement, a listing of the principal balances of the Contracts outstanding at the end of such calendar year. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

  In addition, to the extent applicable, such report shall include:

    (i) in the case of Certificates which are assigned a Stated Balance, the amount of the distribution being made in reduction of Stated Balance specified in the related Prospectus Supplement, and the Stated Balance of each such Class of Certificates and a Single Certificate of the Holder's Class after giving effect to the distribution in reduction of Stated Balance made on such Remittance Date and after giving effect to all Special Distributions since the preceding Remittance Date or since the Closing Date in the case of the first Remittance Date; and

    (ii) with respect to Compound Interest Certificates (but only if the Holders thereof shall not have received on such Remittance Date a distribution of interest equal to the entire amount of interest accrued on such Certificate during the related Due Period with respect to such Remittance Date):

      (a) the interest accrued on such Class of Compound Interest
    Certificates and on a Single Certificate of such Class during the Due Period (or specified interest accrual period) with respect to such Remittance Date and added to the principal of such Compound Interest Certificates; and

      (b) the Stated Balance of such Class of Compound Interest
    Certificates and of a Single Certificate of such Class after giving effect to the addition thereto of all interest accrued thereon during the Due Period (or specified interest accrual period) with respect to such Remittance Date.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or
(iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, unless otherwise specified in the related Prospectus Supplement, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

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

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Unless otherwise specified in the related Prospectus Supplement, the Trustee may also be removed at any time by the Holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. (Section 11.03.) If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. (Section 11.01.) Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 11.01.)

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder. (Section 11.05.)

                DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

  Certain of the Contracts may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

  The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home,
(iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a

Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property, (vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States.

  The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of December 31, 1997, the Company's Title I reserve amount was approximately $86,948,000, which amount was available to pay claims in respect of approximately $1,018,034,000 of FHA-insured home improvement loans and manufactured housing contracts serviced by the Company. If the Company were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of the Company, as Servicer of the FHA-insured Contracts.

  The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

  The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-and-Home Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts or Land-and-Home Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts or Land-and-Home Contracts.

THE CONTRACTS (OTHER THAN LAND-AND-HOME CONTRACTS)

  General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will retain possession of the Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Minnesota to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

  Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate, under the laws of the state in which a Manufactured Home is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Servicer's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the

Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

  Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS

  General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

  Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

CERTAIN MATTERS RELATING TO INSOLVENCY

  The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company or the Company as a debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

CONSUMER PROTECTION LAWS

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Company expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury law.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

  The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934, as amended. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the Code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by manufactured housing like the Contracts.

  There can be no assurance that any of the exceptions set forth in the Regulation, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of Certificates offered hereby, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee and other persons, in providing services with respect to the Contracts, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

  Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Certificates. In particular, such an insurance company should consider the specific retroactive and prospective exemptive relief provided in Prohibited Transaction Exemption 95-60 ("PTE 95-60") for transactions involving insurance company general accounts in which an employee benefit plan has an interest.

  PTE 95-60 exempts from ERISA's prohibited transaction rules certain transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if certain specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of certain asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include manufactured housing installment sale contracts and installment loan agreements such as the Contracts. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several "underwriter exemptions," other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch. The Prospectus Supplement will indicate whether PTE 95-60 will apply to the acquisition, holding and resale of the Certificates by an insurance company general account.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

  With respect to each Series of Certificates for which a REMIC Election is made, the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and
(ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series--Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series--Qualification as a REMIC."

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition,
Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 in 1998 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute

"a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "real property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The Small Business Job Protection Act of 1996 repealed the application of Section 593(d) of the Code to any taxable year beginning after December 31, 1995. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994, as amended in June 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. It is possible that interest payable on Regular Certificates may be considered not to be unconditionally payable under the OID Regulations. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, might not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

  The Company believes that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series--Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the

Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments which are recognized as ordinary gross income for federal income tax purposes only as the interest payments become fixed in each accrual period.

  If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

  The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount with respect to the Regular Certificates, including variable rate Regular Certificates. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Regular Certificates will be set forth in the Prospectus Supplement relating to the issuance of such Regular Certificates.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he or she makes such an election, is exempt from this rule. Any such election made with respect to a Regular Certificate issued with market discount will apply to all Regular Certificates acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Service. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Under the Taxpayer Relief Act of 1997, any capital gain recognized upon a sale, exchange or other disposition of a Regular Certificate will be short-term, mid-term or long-term capital gain depending upon whether the seller's holding period is less than one year, more than one year or more than eighteen months.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  If the Company is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual

Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the

Residual Certificates would be considered significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. persons.

  The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

  In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. For taxable years beginning after December 31 1997, notwithstanding the preceding sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the recordholders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Mark-to-Market of Residual Certificates. Prospective purchasers of a Residual Certificate should be aware that the Service recently released final regulations (the "Mark-to-Market Regulations") which provide that a Residual Certificate acquired after January 3, 1995 cannot be marked-to-market. The Mark-to-Market Regulations changed the temporary regulations which allowed a Residual Certificate to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  A Regular Certificate will not be includible in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards, and will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool, within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E,
Part I of Subchapter J of Chapter 1 of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

  Tax Status of Non-REMIC Certificates. In general; (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 in 1998 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, the Company expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. To the extent that the Non-REMIC Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the Contracts comprising the Contract Pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

  To the extent the Stripped Certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the Stripped Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Recharacterization of Servicing Fees. The servicing compensation to be received by the Company may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series-- Stripped Non-REMIC Certificates."

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series-- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors".

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

  Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories and thus would not constitute "mortgage related securities" for purposes of SMMEA.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Act. Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

                                   GLOSSARY

  There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

  "Accrual Remittance Amount" means, with respect to the Compound Interest Certificates of a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount of interest, calculated at the Interest Rate, which has accrued on such Compound Interest Certificates from the prior Remittance Date.

  "Adjustable Rate Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.

  "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

  "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee and any other party specified in the related Prospectus Supplement.

  "Asset Value" means the Asset Value of the Contracts included in a Trust Fund, determined in the manner set forth in the related Agreement.

  "Amount Available" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

  "Available Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement, as of any Remittance Date, the excess, if any, of the then applicable Maximum Subordination Amount over the Cumulative Subordination Payments as of the preceding Remittance Date.

  "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

  "Certificate Distribution Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates evidencing an interest in a Contract Pool, the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

  "Certificate Remittance Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount, if any, by which the then outstanding Stated Balance of the Classes of Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates to be added to the Stated Balance thereof on such Remittance Date) exceeds the Asset Value (as defined in the related Prospectus Supplement) of the Contracts included in the Trust Fund for such Series as of the end of the related Due Period.

  "Certificates" means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

  "Company" means Green Tree Financial Corporation.

  "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

  "Contract Pool" means, with respect to each Series of Certificates, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

  "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

  "Contracts" means manufactured housing installment sales contracts and installment loan agreements, including any and all rights to receive payments due thereunder on and after the Cut-off Date and security interests in Manufactured Homes purchased with the proceeds of such contracts.

  "Cumulative Subordination Payments" means, with respect to a Series of Certificates having a class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement as of any Remittance Date, the cumulative amount equal to (i) the total of all amounts distributed to the Senior Certificateholders, exclusive of Advances made by the Servicer and the Initial Deposit to the Reserve Fund, up to and including such Remittance Date minus (ii) the Senior Percentage times the Available Distribution Amount for all Remittance Dates up to and including such Remittance Date.

  "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

  "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

  "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period from and including the 15th day of the second month preceding the Remittance Date, to and including the 14th day of the month immediately preceding the Remittance Date.

  "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

  "Excess Interest or Excess Interest Rate" means, with respect to any Contract, the per annum percentage of the principal balance from time to time outstanding, which may be retained by a seller, the Company or the Servicer or allocated to a designated Class of Certificates, as specified in the related Prospectus Supplement.

  "FDIC" means the Federal Deposit Insurance Corporation.

  "FHA" means the Federal Housing Administration.

  "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

  "FNMA" means the Federal National Mortgage Association.

  "GNMA" means the Government National Mortgage Association.

  "GNMA Certificates" means individual mortgage pass-through securities issued or guaranteed by GNMA.

  "HUD" means the United States Department of Housing and Urban Development.

  "Initial Deposit" means, with respect to a Series of Certificates, the amount, if any, deposited into the Reserve Fund on the date of the initial issuance of the Certificates.

  "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

  "Late Collections" means, with respect to any Contract, amounts received during any Due Period, whether as late payments of Monthly Payments, or as Liquidation Proceeds, condemnation awards, proceeds of insurance policies or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

  "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the repossession of a Manufactured Home.

  "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

  "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

  "Maximum Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, the amount specified in the related Prospectus Supplement, representing the maximum amount of Cumulative Subordination Payments which may be required to be made over the term of the related Agreement.

  "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

  "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

  "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

  "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

  "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

  "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

  "Senior Certificates" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

  "Senior Distribution Amount" means, with respect to a Series of Certificates having Subordinated Certificates, as of each Remittance Date and for each Class of Senior Certificates, the amount due the holders of such Class of Senior Certificates.

  "Senior Percentage" means, with respect to a Series of Certificates having Subordinated Certificates, the percentage specified in the related Prospectus Supplement.

  "Senior Shortfall" means, with respect to a Series of Certificates having Subordinated Certificates, as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for any Remittance Date exceeds the amount actually paid on such date.

  "Servicer" means, with respect to each Series of Certificates evidencing interests in Contracts, the Servicer specified in the related Prospectus Supplement.

  "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in this Prospectus.

  "Single Certificate" means, unless otherwise specified in the related Prospectus Supplement, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

  "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

  "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

  "Subordinated Percentage" means, with respect to a Series of Certificates having Subordinated Certificates, the percentage specified in the related Prospectus Supplement.

  "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

  "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

  "VA" means the Veterans' Administration.

  "Variable Rate Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-
FORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CON-NECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO-RIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE OFFERED CERTIFI-CATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Terms of the Offered Certificates...............................  S-3
Risk Factors............................................................... S-21
Structure of the Transaction............................................... S-22
The Contract Pool.......................................................... S-22
Green Tree Financial Corporation........................................... S-27
Yield and Prepayment Considerations........................................ S-29
Description of the Certificates............................................ S-40
Use of Proceeds............................................................ S-57
ERISA Considerations....................................................... S-57
Legal Investment Considerations............................................ S-60
Underwriting............................................................... S-61
Legal Matters.............................................................. S-62

                                   PROSPECTUS
Reports to Certificateholders..............................................    2
Available Information......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    4
Risk Factors...............................................................    9
The Trust Fund.............................................................   10
Use of Proceeds............................................................   12
Green Tree Financial Corporation...........................................   12
Yield Considerations.......................................................   15
Maturity and Prepayment Considerations.....................................   15
Description of the Certificates............................................   16
Description of FHA Insurance and VA Guarantees.............................   31
Certain Legal Aspects of the Contracts.....................................   32
ERISA Considerations.......................................................   38
Certain Federal Income Tax Consequences....................................   40
Legal Investment Considerations............................................   57
Ratings....................................................................   58
Underwriting...............................................................   58
Legal Matters..............................................................   59
Experts....................................................................   59
Glossary...................................................................   60

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                           $500,000,000 (APPROXIMATE)

                                      LOGO

                              SELLER AND SERVICER

                         MANUFACTURED HOUSING CONTRACT
                        SENIOR/SUBORDINATE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-3

 $ 20,900,000 (APPROXIMATE) 5.6588% CLASS A-1
 $ 28,000,000 (APPROXIMATE)   5.95% CLASS A-2
 $ 60,000,000 (APPROXIMATE)   6.03% CLASS A-3
 $ 30,000,000 (APPROXIMATE)   6.10% CLASS A-4
 $105,000,000 (APPROXIMATE)   6.22% CLASS A-5
 $178,600,000 (APPROXIMATE)   6.76% CLASS A-6
 $ 35,000,000 (APPROXIMATE)   6.86% CLASS M-1
 $ 22,500,000 (APPROXIMATE)   7.29% CLASS B-1
 $ 20,000,000 (APPROXIMATE)   8.07% CLASS B-2

                           ------------------------
                             PROSPECTUS SUPPLEMENT
                           ------------------------

                              MERRILL LYNCH & CO.
                                LEHMAN BROTHERS
                              SALOMON SMITH BARNEY

                                 APRIL 22, 1998

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